                                                                    EXHIBIT 10.1






                             DISTRIBUTION AGREEMENT

                                     between

                        THE DUN & BRADSTREET CORPORATION

                                       and

                             THE NEW D&B CORPORATION




                         Dated as of September 30, 2000
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                                TABLE OF CONTENTS
                                -----------------
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ARTICLE I.       DEFINITIONS.................................................................2
   SECTION 1.1.  General.....................................................................2
   SECTION 1.2.  References; Interpretation.................................................19

ARTICLE II.      DISTRIBUTION AND OTHER TRANSACTIONS; CERTAIN COVENANTS.....................19
   SECTION 2.1.  The Distribution and Other Transactions....................................19
   SECTION 2.2.  Certain Matters Regarding Accounts Payable and Accounts Receivable.........25
   SECTION 2.3.  Cash Balances..............................................................25
   SECTION 2.4.  Assumption and Satisfaction of Liabilities.................................26
   SECTION 2.5.  Resignations...............................................................26
   SECTION 2.6.  Further Assurances.........................................................26
   SECTION 2.7.  Limited Representations or Warranties......................................26
   SECTION 2.8.  Guarantees.................................................................27
   SECTION 2.9.  Witness Services...........................................................27
   SECTION 2.10. Certain Post-Distribution Transactions.....................................28
   SECTION 2.11. Transfers Not Effected Prior to the Distribution; Transfers Deemed
                 Effective as of the Distribution Date......................................29
   SECTION 2.12. Conveyancing and Assumption Instruments....................................30
   SECTION 2.13. Ancillary Agreements.......................................................30
   SECTION 2.14. Intellectual Property......................................................30
   SECTION 2.15. Corporate Names............................................................31

ARTICLE III.     INDEMNIFICATION............................................................33
   SECTION 3.1.  Indemnification by the Corporation.........................................33
   SECTION 3.2.  Indemnification by New D&B.................................................33
   SECTION 3.3.  Procedures for Indemnification.............................................33
   SECTION 3.4.  Indemnification Payments...................................................35

ARTICLE IV.      ACCESS TO INFORMATION......................................................35
   SECTION 4.1.  Provision of Corporate Records.............................................35
   SECTION 4.2.  Access to Information......................................................36
   SECTION 4.3.  Reimbursement; Other Matters...............................................36
   SECTION 4.4.  Confidentiality............................................................36
   SECTION 4.5.  Privileged Matters.........................................................37
   SECTION 4.6.  Ownership of Information...................................................39
   SECTION 4.7.  Limitation of Liability....................................................39
   SECTION 4.8.  Other Agreements Providing for Exchange of Information.....................39

ARTICLE V.       ADMINISTRATIVE SERVICES....................................................39
   SECTION 5.1.  Performance of Services....................................................39
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                                        i
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   SECTION 5.2.  Independence...............................................................39
   SECTION 5.3.  Non-exclusivity............................................................40

ARTICLE VI.      DISPUTE RESOLUTION.........................................................40
   SECTION 6.1.  Negotiation................................................................40
   SECTION 6.2.  Arbitration................................................................40
   SECTION 6.3.  Continuity of Service and Performance......................................41

ARTICLE VII.     INSURANCE..................................................................41
   SECTION 7.1.  Policies and Rights Included Within Assets; Assignment of Policies.........41
   SECTION 7.2.  Post-Distribution Date Claims..............................................42
   SECTION 7.3.  Administration; Other Matters..............................................42
   SECTION 7.4.  Agreement for Waiver of Conflict and Shared Defense........................43
   SECTION 7.5.  Cooperation................................................................44

ARTICLE VIII.    MISCELLANEOUS..............................................................44
   SECTION 8.1.  Complete Agreement; Construction...........................................44
   SECTION 8.2.  Ancillary Agreements.......................................................44
   SECTION 8.3.  Counterparts...............................................................44
   SECTION 8.4.  Survival of Agreements.....................................................44
   SECTION 8.5.  Expenses...................................................................44
   SECTION 8.6.  Notices....................................................................45
   SECTION 8.7.  Waivers....................................................................45
   SECTION 8.8.  Amendments.................................................................45
   SECTION 8.9.  Assignment.................................................................45
   SECTION 8.10. Successors and Assigns.....................................................46
   SECTION 8.11. Termination................................................................46
   SECTION 8.12. Subsidiaries...............................................................46
   SECTION 8.13. Third Party Beneficiaries..................................................46
   SECTION 8.14. Title and Headings.........................................................46
   SECTION 8.15. Schedules and Exhibits.....................................................46
   SECTION 8.16. GOVERNING LAW..............................................................46
   SECTION 8.17. Consent to Jurisdiction....................................................47
   SECTION 8.18. Severability...............................................................47

Exhibits

Exhibit 2.1(m)(A)   Undertaking of The New D&B Corporation - 1998 Distribution
Exhibit 2.1(m)(B)   Undertaking of the New D&B Corporation - 1996 Distribution

                       Schedules to Distribution Agreement

Schedules

1.1(k)           Forms of Conveyance and Assumption Instruments
1.1(pp)(i)       Certain Business Entities and Subsidiaries to be Included in
                 Moody's Group
1.1(pp)(ii)      Pre-Distribution Reorganization Transactions to Transfer
                 Assets to the New D&B Group or the Moody's Group
1.1(pp)(vii)     Certain Business Entities or Businesses Holding Assets from
                 Divested or Former Businesses which are to be Included as
                 Moody's Assets
1.1(pp)(viii)    Certain Business Entities or Businesses Holding Assets from
                 Divested, Terminated or Former Businesses which are to be
                 Allocated Equally Between New D&B and Moody's
1.1(pp)(y)       Certain Assets not to be Included as Moody's Assets
1.1(qq)          Combined Balance Sheet of the Moody's Group as of June 30,
                 2000
1.1(ss)(i)       Certain Contracts to be Included as Moody's Contracts
1.1(ss)(iv)      Certain Federal, State and Local Government Contracts to be
                 Included as Moody's Contracts
1.1(ss)(v)       Capital or Operating Lease Obligations to be Included as
                 Moody's Contracts
1.1(ww)(i)       Certain Liabilities to be Included as Moody's Liabilities
1.1(ww)(x)       Certain Liabilities not to be Included as Moody's Liabilities
1.1(zz)(i)       Certain Businesses and Subsidiaries to be Included in the New
                 D&B Group
1.1(zz)(vii)     Certain Business Entities or Businesses Holding Assets from
                 Divested, Terminated or Former Businesses which are to be
                 Included as New D&B Assets
1.1(zz)(y)       Certain Assets not to be Included as New D&B Assets
1.1(aaa)         Consolidated Balance Sheet of the New D&B Group as of June 30,
                 2000
1.1(hhh)(i)      Certain Liabilities to be Included as New D&B Liabilities
1.1(hhh)(x)      Certain Liabilities not to be Included as New D&B Liabilities
2.1(a)(i)        Certain Assets to be Transferred to New D&B Group
2.1(a)(ii)       Certain Assets to be Transferred to Moody's Group
2.1(i)           Liabilities of the Corporation Arising from the Specified
                 Spin-off Agreements which are not to be allocated equally
                 between the Corporation and New D&B
2.1(j)(i)        Certain Prior Business Transactions to be Transferred to New
                 D&B
2.1(j)(ii)       Certain Tax Matters
2.1(j)(iii)      List of Outside Counsel
2.2(c)           Certain Accounts Receivable of the Corporation to be Remitted
                 to New D&B
2.2(d)           Certain Expenses of the Corporation to be Reimbursed by New D&B
2.3              Intercompany Transfer
2.8(a)           Guarantees of New D&B Liabilities from which Moody's Group
                 Members are to be Removed

2.8(b) Guarantees of Moody's Liabilities from which New D&B Group Members are to be Removed
4.7(b) Pre-Existing Agreements between the Parties which Continue After The Distribution

                             DISTRIBUTION AGREEMENT


                  DISTRIBUTION AGREEMENT, dated as of September 30, 2000, between THE DUN & BRADSTREET CORPORATION, a Delaware corporation (the "Corporation"), and THE NEW D&B CORPORATION, a Delaware corporation ("New D&B").

                  WHEREAS, the Corporation acting through its direct and indirect subsidiaries, currently conducts a number of businesses, including, without limitation, (i) supplying business, credit, marketing and purchasing information and services and receivables management services and (ii) providing credit ratings on, and research and risk management services with respect to, fixed-income securities and other credit obligations;

                  WHEREAS, the Board of Directors of the Corporation has determined that it is appropriate, desirable and in the best interests of the Corporation and its businesses, as well as the holders of shares of common stock, par value $0.01 per share, of the Corporation (the "D&B Common Stock"), to reorganize the Corporation to separate from the Corporation all businesses currently conducted by the Corporation other than the Moody's Business (as defined below) and to cause such businesses to be owned and conducted, directly or indirectly, by New D&B;

                  WHEREAS, in order to effect such separation, the Board of Directors of the Corporation has determined that it is appropriate, desirable and in the best interests of the holders of D&B Common Stock, as well as of the Corporation and its businesses, for the Corporation (i) to take certain steps to reorganize the Corporation's Subsidiaries (as defined herein) and businesses, including prior to the Distribution (as defined herein) (A) to complete the list of pre-Distribution reorganization steps attached as Schedule 1.1(pp)(ii) hereto, (B) to cause New D&B Inc., a newly formed Delaware corporation and wholly owned subsidiary of New D&B ("New D&B Opco Inc."), to merge with and into Dun & Bradstreet, Inc., a Delaware corporation ("D&B Opco Inc."), with D&B Opco Inc. as the surviving corporation (the "Surviving Corporation"), pursuant to which merger (x) each issued and outstanding share of New D&B Opco Inc. will be converted into one share of the Surviving Corporation, (y) the issued and outstanding shares of D&B Opco Inc. will be converted into the right to receive 81,211,520 shares of New D&B and (z) the Surviving Corporation will become a wholly owned subsidiary of New D&B, (C) upon completion of the transactions described in (B), to cause the Corporation to contribute all of its non-stock assets (other than assets specified herein to remain with the Corporation after the Distribution) to New D&B, (D) upon completion of the transactions described in (C), to cause the Corporation to contribute the capital stock held by the Corporation in Duns Investing VI Corporation and Dun & Bradstreet Ventures, Inc. to New D&B and (E) on or prior to the record date for the Distribution, to cause New D&B to issue (pursuant to a stock dividend) a number of shares of common stock of New D&B ("New D&B Common Stock") which, when combined with the number of shares of New D&B Common Stock then held by D&B, equals 50% of the number of shares of D&B Common Stock outstanding on such record date; (ii) to take certain steps prior to the Distribution with respect to the indebtedness of the Corporation, as hereinafter described; and (iii) upon completion of the foregoing, to distribute to the holders of the D&B

Common Stock all the outstanding shares of New D&B Common Stock, together with the associated Rights (as defined herein), as set forth herein;

                  WHEREAS, each of the Corporation and New D&B has determined that it is necessary and desirable, on or prior to the Distribution Date (as defined herein), to allocate and transfer assets and to allocate and assign responsibility for liabilities in respect of the activities of the businesses of such entities, as well as assets and liabilities in respect of other businesses and activities of the Corporation and its current and former Subsidiaries and other matters; and

                  WHEREAS, each of the Corporation and New D&B has determined that it is necessary and desirable to set forth the principal corporate transactions required to effect such Distribution and to set forth other agreements that will govern certain other matters following the Distribution.

                  NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the parties hereby agree as follows:


ARTICLE I. DEFINITIONS

                  SECTION 1.1. General. As used in this Agreement, the following terms shall have the following meanings:

                  (a) "Action" shall mean any action, suit, arbitration, inquiry, proceeding or investigation by or before any court, any governmental or other regulatory or administrative agency, body or commission or any arbitration tribunal.

                  (b) "Affiliate" shall mean, when used with respect to a specified person, another person that controls, is controlled by, or is under common control with the person specified. As used herein, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or other interests, by contract or otherwise.

                  (c) "Agreement Disputes" shall have the meaning set forth in
Section 6.1.

                  (d) "Ancillary Agreements" shall mean all of the written agreements, instruments, assignments or other arrangements (other than this Agreement) entered into in connection with the transactions contemplated hereby, including, without limitation, the Conveyancing and Assumption Instruments, the Data Services Agreement, the Employee Benefits Agreement, the Intellectual Property Assignment, the Shared Transaction Services Agreement, the Tax Allocation Agreement, the Insurance and Risk Management Services Agreement and the Transition Services Agreement.

                  (e) "Assets" shall mean assets, properties and rights (including goodwill), wherever located (including in the possession of vendors or other third parties or elsewhere), whether real, personal or mixed, tangible, intangible or contingent, in each case whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of any person, including, without limitation, the following:

                  (i) all accounting and other books, records and files whether in paper, microfilm, microfiche, computer tape or disc, magnetic tape or any other form;

                  (ii) all apparatus, computers and other electronic data processing equipment, fixtures, machinery, equipment, furniture, office equipment, automobiles, trucks, aircraft and other transportation equipment, special and general tools, test devices, prototypes and models and other tangible personal property (including all tangible property incorporating or embodying any Intellectual Property);

                  (iii) all inventories of materials, parts, raw materials, supplies, work-in-process and finished goods and products;

                  (iv) all interests in real property of whatever nature, including easements, whether as owner, mortgagee or holder of a Security Interest in real property, lessor, sublessor, lessee, sublessee or otherwise;

                  (v) all interests in any capital stock or other equity interests of any Subsidiary or any other person, all bonds, notes, debentures or other securities issued by any Subsidiary or any other person, all loans, advances or other extensions of credit or capital contributions to any Subsidiary or any other person and all other investments in securities of any person;

                  (vi) all license agreements, leases of personal property, open purchase orders for raw materials, supplies, parts or services, unfilled orders for the manufacture and sale of products and other contracts, agreements or commitments;

                  (vii) all deposits, letters of credit and performance and surety bonds;

                  (viii)   all Intellectual Property;

                  (ix) all prepaid expenses, trade accounts and other accounts and notes receivables;

                  (x) all rights under contracts or agreements, all claims or rights against any person arising from the ownership of any asset, all rights in connection with any bids or offers and all claims, choses in action or similar rights, whether accrued or contingent;

                  (xi) all rights under insurance policies and all rights in the nature of insurance, indemnification or contribution;

                  (xii) all licenses, permits, approvals and authorizations which have been issued by any Governmental Authority;

                  (xiii) cash or cash equivalents, bank accounts, lock boxes and other deposit arrangements; and

                  (xiv) interest rate, currency, commodity or other swap, collar, cap or other hedging or similar agreements or arrangements.

                  (f) "Assignee" shall have the meaning set forth in Section 2.1(f).

                  (g) "Business Entity" shall mean any corporation, partnership, limited liability company or other entity which may legally hold title to Assets.

                  (h) "Claims Administration" shall mean the processing of claims made under the Shared Policies, including, without limitation, the reporting of claims to the insurance carriers and the management of the defense of claims.

                  (i) "Code" shall mean the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder, including any successor legislation.

                  (j) "Commission" shall mean the U.S. Securities and Exchange Commission.

                  (k) "Conveyancing and Assumption Instruments" shall mean, collectively, the various agreements, instruments and other documents heretofore entered into and to be entered into to effect the transfer of Assets and the assumption of Liabilities in the manner contemplated by this Agreement, or otherwise arising out of or relating to the transactions contemplated by this Agreement, which shall be in substantially the forms attached hereto as Schedule 1.1(k) for transfers to be effected pursuant to New York law or the laws of one of the other states of the United States, or, if not appropriate for a given transfer, and for transfers to be effected pursuant to non-U.S. laws, shall be in such other form or forms as the parties agree and as may be required by applicable law.

                  (l) "Corporation Indemnitee" shall mean any person who was a director, officer, employee or agent of the Corporation at any time prior to the Effective Time who is not also a director, officer, employee or agent of any member of the Moody's Group or the New D&B Group immediately after the Effective Time along with each of the heirs, executors, successors and assigns of any such person.

                  (m) the "Corporation" or "D&B" shall mean The Dun & Bradstreet Corporation, a Delaware corporation, which will change its name at the time of the Distribution to "Moody's Corporation."

                  (n) "D&B Opco Inc." shall have the meaning set forth in the recitals.

                  (o) "Data Services Agreement" shall mean the Data Services Agreement between the Corporation and New D&B (or Subsidiaries thereof).

                  (p) "Distribution" shall mean the distribution on the Distribution Date to holders of record of shares of D&B Common Stock as of the Distribution Record Date of the New D&B Common Stock owned by the Corporation on the basis of one New D&B Common Share for every two outstanding shares of D&B Common Stock.

                  (q) "Distribution Date" shall mean September 30, 2000.

                  (r) "Distribution Record Date" shall mean the close of business on such date as may be determined by the Corporation's Board of Directors as the record date for the Distribution.

                  (s) "Effective Time" shall mean immediately prior to midnight, New York time, ending the 24-hour period comprising the Distribution Date.

                  (t) "Employee Benefits Agreement" shall mean the Employee Benefits Agreement between the Corporation and New D&B.

                  (u) "Final Determination" shall mean the final resolution of liability for any Tax (as defined in the Tax Allocation Agreement) for any taxable period, including any related interest or penalties, by or as a result of: a final and unappealable decision, judgment, decree or other order by any court of competent jurisdiction; a closing agreement or accepted offer in compromise under Section 7121 or 7122 of the Code, or comparable agreement under the laws of other jurisdictions which resolves the entire Tax liability for any taxable period; any allowance of a refund or credit in respect of an overpayment of Tax, but only after the expiration of all periods during which such refund may be recovered by the jurisdiction imposing the Tax; or any other final disposition, including by reason of the expiration of the applicable statute of limitations.

                  (v) "Former Corporation Business" shall mean any Business Entity, business or operation that has been divested, terminated or otherwise disposed of prior to the date hereof (whether by the Corporation, R.H. Donnelley Corporation, any of their respective Subsidiaries or any predecessors of any of the foregoing) and the Assets of which, if owned by the Corporation or any of its Subsidiaries as of the date hereof, would not relate primarily to either the Moody's Business or the New D&B Business.

                  (w) "Former Moody's Business" shall mean any Business Entity, business or operation that has been divested, terminated or otherwise disposed of prior to the date hereof (whether by the Corporation, R.H. Donnelley Corporation, any of their respective Subsidiaries or any predecessors of any of the foregoing) and the Assets of which, if owned by the Corporation or any of its Subsidiaries as of the date hereof, would relate primarily to the Moody's Business.

                  (x) "Former New D&B Business" shall mean any Business Entity, business or operation that has been divested, terminated or otherwise disposed of prior to the date hereof (whether by the Corporation, R.H. Donnelley Corporation, any of their respective Subsidiaries or any predecessors of any of the foregoing) and the Assets of which, if owned by the Corporation or any of its Subsidiaries as of the date hereof, would relate primarily to the New D&B Business.

                  (y) "Governmental Authority" shall mean any federal, state, local, foreign or international court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority.

                  (z) "Indemnifiable Losses" shall mean any and all losses, liabilities, claims, damages, demands, costs or expenses (including, without limitation, reasonable attorneys' fees and any and all out-of-pocket expenses) reasonably incurred in investigating, preparing for or defending against any Actions or potential Actions or in settling any Action or potential Action or in satisfying any judgment, fine or penalty rendered in or resulting from any Action.

                  (aa) "Indemnifying Party" shall have the meaning set forth in
Section 3.3.

                  (bb) "Indemnitee" shall have the meaning set forth in Section 3.3.

                  (cc) "Information Statement" shall mean the Information Statement sent to the holders of shares of D&B Common Stock in connection with the Distribution, including any amendment or supplement thereto.

                  (dd) "Insurance Administration" shall mean, with respect to each Shared Policy, the accounting for premiums, retrospectively-rated premiums, defense costs, indemnity payments, deductibles and retentions, as appropriate, under the terms and conditions of each of the Shared Policies; the reporting to excess insurance carriers of any losses or claims which may cause the per-occurrence, per claim or aggregate limits of any Shared Policy to be exceeded; and the distribution of Insurance Proceeds as contemplated by this Agreement.

                  (ee) "Insurance and Risk Management Services Agreement" shall mean the Insurance and Risk Management Services Agreement between New D&B and the Corporation.

                  (ff) "Insurance Proceeds" shall mean those monies (i) received by an insured from an insurance carrier or (ii) paid by an insurance carrier on behalf of an insured, in either case net of any applicable premium adjustment, retrospectively-rated premium, deductible, retention, or cost of reserve paid or held by or for the benefit of such insured.

                  (gg) "Insured Claims" shall mean those Liabilities that, individually or in the aggregate, are covered within the terms and conditions of any of the Shared Policies, whether or not subject to deductibles, policy limits, co-insurance, uncollectibility or retrospectively-rated premium adjustments.

                  (hh) "Intellectual Property" shall mean all right, title and interest worldwide in and to intellectual property, whether owned or used under a license or other agreement obtained from third parties, including without limitation all:

                  (i) non-public data, information, analyses, documents or materials in any form or media (including any concerning current or prospective quality or technical issues, costs, sales, pricing, customers, products, suppliers, research and development, engineering drawings, specifications, formulae, surveys, plans, operating and maintenance manuals);

                  (ii) patents, inventions, discoveries, techniques, technology and related know-how and improvements, copyrights and copyrightable works (including computer applications, programs, and other software (source code and object code), middleware, mask works, Internet site content, databases and related documentation), systems and networks;

                  (iii) trademarks, service marks, trade names, corporate names, brand names, trade dress, domain names, URLs, e-mail addresses and other source indicators, together with the goodwill of any business symbolized thereby and all common-law rights related thereto; and

                  (iv) registrations, applications and other rights and privileges related to the foregoing.

                  (ii) "Intellectual Property Assignment" shall mean the Intellectual Property Assignment between the Corporation and New D&B.

                  (jj) "Liabilities" shall mean any and all losses, claims, charges, debts, demands, actions, causes of action, suits, damages, obligations, payments, costs and expenses, sums of money, accounts, reckonings, bonds, specialties, indemnities and similar obligations, exonerations, covenants, contracts, controversies, agreements, promises, doings, omissions, variances, guarantees, make whole agreements and similar obligations, and other liabilities, including all contractual obligations, whether absolute or contingent, matured or unmatured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, and including those arising under any law, rule, regulation, Action, threatened or contemplated Action (including the costs and expenses of demands, assessments, judgments, settlements and compromises relating thereto and attorneys' fees and any and all costs and expenses, whatsoever reasonably incurred in investigating, preparing or defending against any such Actions or threatened or contemplated Actions), order or consent decree of any governmental or other regulatory or administrative agency, body or commission or any award of any arbitrator or mediator of any kind, and those arising under any contract, commitment or undertaking, including those arising under this Agreement or any Ancillary Agreement, in each case, whether or not recorded or reflected or required to be recorded or reflected on the books and records or financial statements of any person.

                  (kk) Reserved.

                  (ll) Reserved.

                  (mm) Reserved.

                  (nn) "Minority Interest Financing" shall mean the obligations incurred under the transaction documents executed in connection with the Minority Interest Transaction (as defined in Schedule 2.1(j)(i)).

                  (oo) "Moody's" shall mean Moody's Investors Service, Inc., a Delaware corporation and a wholly owned subsidiary of the Corporation.

                  (pp) "Moody's Assets" shall mean:

                  (i) (A) the direct or indirect ownership interests of the Corporation in those Business Entities listed on
                           Schedule 1.1(pp)(i) and (B) any direct or indirect ownership interest of the Corporation in any Business Entities that are not noted on Schedule 1.1(pp)(i) or
                           Schedule 1.1(zz)(i) and the Assets of which principally relate to the Moody's Business;

                  (ii) any and all Assets that are expressly contemplated by this Agreement, including those on the list of pre-Distribution reorganization transactions attached as Schedule 1.1(pp)(ii) hereto, or any Ancillary Agreement (or included on any Schedule hereto or thereto) as Assets which have been or are to be transferred to the Corporation, Moody's or any other member of the Moody's Group prior to the Effective Time or are to remain with the Corporation, Moody's or any other member of the Moody's Group subsequent to the Effective Time;

                  (iii) any Assets reflected on the Moody's Balance Sheet or the accounting records supporting such balance sheet and any Assets acquired by or for Moody's or any member of the Moody's Group subsequent to the date of such balance sheet which, had they been so acquired on or before such date and owned as of such date, would have been reflected on such balance sheet if prepared on a consistent basis, subject to any dispositions of any of such Assets subsequent to the date of such balance sheet;

                  (iv) subject to Article VII, any rights of any member of the Moody's Group under any of the Policies, including any rights thereunder arising from and after the Effective Time in respect of any Policies that are occurrence policies;

                  (v) any Moody's Contracts, any rights or claims arising thereunder, and any other rights or claims or contingent rights or claims primarily relating to or arising from any Moody's Asset or the Moody's Business;

                  (vi) the minute books and similar corporate records of the Corporation;

                  (vii) any and all Assets of any Former Moody's Business, including, without limitation, the Business Entities described on Schedule 1.1(pp)(vii);

                  (viii) 50% of any and all Assets of any Former Corporation Business, including, without limitation, the Business Entities described on Schedule 1.1(pp)(viii);

                  (ix) any and all payments to be allocated to the Corporation pursuant to Section 2.1(l);

                  (x) any and all Assets of the Corporation from and after the Effective Time; and

                  (xi) 50% of any Assets of the Corporation prior to the Effective Time that are not specifically designated (other than pursuant to this clause (xi) or clause
                           (ix) of the definition of "New D&B Assets") as Moody's Assets or New D&B Assets.

                  Notwithstanding the foregoing, the Moody's Assets shall not in any event include:

                  (w) subject to Section 2.1(l) and 2.1(r), any rights of the Corporation under the 1996 Distribution Agreement, the 1996 Tax Allocation Agreement, the 1996 Employee Benefits Agreement or the Ancillary Agreements referred to in the 1996 Distribution Agreement; or

                  (x) subject to Section 2.1(l) and 2.1(r), any rights of the Corporation under the 1998 Distribution Agreement, the 1998 Tax Allocation Agreement, the 1998 Employee Benefits Agreement or the Ancillary Agreements referred to in the 1998 Distribution Agreement; or

                  (y)      the Assets listed or described on Schedule
                           1.1(pp)(y); or

                  (z) any and all Assets that are expressly contemplated by this Agreement or any Ancillary Agreement (or the Schedules hereto or thereto) as Assets to be transferred or conveyed to any member of the New D&B Group.

                  In the event of any inconsistency or conflict which may arise in the application or interpretation of any of the foregoing provisions, for the purpose of determining what is and is not a Moody's Asset, any item explicitly included on a Schedule referred to in this
                  Section 1.1(pp) shall take priority over any provision of the text hereof, and clause (ii) of this paragraph (pp) shall take priority over clause (iii) of this paragraph (pp).

                  (qq) "Moody's Balance Sheet" shall mean the combined balance sheet of the Moody's Group, including the notes thereto, as of June 30, 2000, set forth as Schedule 1.1(qq) hereto.

                  (rr) "Moody's Business" shall mean (i) the business of providing credit ratings on, and research and risk management services with respect to, fixed income securities and other credit obligations, as presently conducted by Moody's Investors Service, Inc. and the other Business Entities of the Moody's Group, (ii) the businesses of the members of the Moody's Group,
(iii) any other business conducted by the Corporation or any Subsidiary of the Corporation primarily through the use of the Moody's Assets, (iv) the businesses of Business Entities acquired or established by or for the Corporation or any of its Subsidiaries after the date of this Agreement and (v) the business of the Corporation from and after the Effective Time.

                  (ss) "Moody's Contracts" shall mean any contracts or agreements to which any member of the Moody's Group who are not individuals is a party or by which it or any of its Affiliates who are not individuals or any of their respective Assets is bound, whether or not in writing, including:

                  (i)      any contracts or agreements listed or described on
                           Schedule 1.1(ss)(i);

                  (ii) any contract or agreement entered into in the name of, or expressly on behalf of, any division, business unit or member of the Moody's Group;

                  (iii) any contract or agreement that relates primarily to the Moody's Business;

                  (iv) federal, state and local government and other contracts and agreements that are listed or described on Schedule 1.1(ss)(iv) and any other government contracts or agreements entered into after the date hereof and prior to the Effective Time that relate primarily to the Moody's Business;

                  (v) any contract or agreement representing capital or operating equipment lease obligations reflected on the Moody's Balance Sheet, including obligations as lessee under those contracts or agreements listed on
                           Schedule 1.1(ss)(v);

                  (vi) any contract or agreement that is otherwise expressly contemplated pursuant to this Agreement or any of the Ancillary Agreements to be transferred or assigned to the Corporation or any member of the Moody's Group prior to the Effective Time or to remain with the Corporation or any member of the Moody's Group subsequent to the Effective Time; and

                  (vii) any guarantee, indemnity, representation or warranty of any member of the Moody's Group.

                  (tt) "Moody's Group" shall mean Moody's, each Business Entity which is contemplated to remain a Subsidiary of the Corporation hereunder subsequent to the Effective Time, which shall include those identified as such on Schedule 1.1(pp)(i) hereto, which Schedule shall also indicate the amount of the Corporation's or Moody's direct or indirect ownership interest therein, and the Corporation from and after the Effective Time.

                  (uu) "Moody's Indebtedness" shall have the meaning set forth in Section 2.1(n).

                  (vv) "Moody's Indemnitees" shall mean each member of the Moody's Group, each of their respective present and former directors, officers, employees and agents and each of the heirs, executors, successors and assigns of any of the foregoing, except the Corporation Indemnitees.

                  (ww) "Moody's Liabilities" shall mean:

                  (i) any and all Liabilities that are expressly contemplated by this Agreement or any Ancillary Agreement (or the Schedules hereto or thereto, including Schedule 1.1(ww)(i) hereto) as Liabilities to be assumed by the Corporation or any member of the Moody's Group prior to the Effective Time or to remain with the Moody's Group subsequent to the Effective Time, and all agreements, obligations and Liabilities of the Corporation or any member of the Moody's Group under this Agreement or any of the Ancillary Agreements;

                  (ii) all Liabilities (other than Taxes and any employee-related Liabilities subject to the provisions of the Tax Allocation Agreement and the Employee Benefits Agreement, respectively), primarily relating to, arising out of or resulting from:

                                    (A) the operation of the Moody's Business,
                           as conducted at any time prior to, on or after the Effective Time (including any Liability relating to, arising out of or resulting from any act or failure to act by any director, officer, employee, agent or representative (whether or not such act or failure to act is or was within such person's authority));

                                    (B) the operation of any business conducted
                           by the Corporation or any Subsidiary of the Corporation at any time from and after the Effective Time (including any Liability relating to, arising out of or resulting from any act or failure to act by any director, officer, employee, agent or representative (whether or not such act or failure to act is or was within such person's authority)); or

                                    (C) any Moody's Assets;

                           whether arising before, on or after the Effective
                           Time;

                  (iii) all Liabilities reflected as liabilities or obligations on the Moody's Balance Sheet or the accounting records supporting such balance sheet, and all Liabilities arising or assumed after the date of such balance sheet which, had they arisen or been assumed on or before such date and been retained as of such date, would have been reflected on such balance sheet, subject to any discharge of such Liabilities subsequent to the date of the Moody's Balance Sheet;

                  (iv)     the Moody's Indebtedness;

                  (v) all Liabilities that the Corporation has agreed to assume under Sections 2.1(i) and (j); and

                  (vi) 50% of all Liabilities of the Corporation and its Subsidiaries immediately prior to the Effective Time not allocated to New D&B or Moody's hereunder (other than pursuant to this clause (vi) or clause (vi) of the definition of "New D&B Liabilities").

                           Notwithstanding the foregoing, the Moody's
                           Liabilities shall not include:

                  (x) any Liabilities that are expressly contemplated by this Agreement or any Ancillary Agreement (or the Schedules hereto or thereto) as Liabilities to be assumed by New D&B or any member of the New D&B Group, including any Liabilities set forth in
                           Schedule 1.1(ww)(x);

                  (y) subject to Section 2.1(i), any Liabilities of any Former New D&B Business; or

                  (z) all agreements and obligations of any member of the New D&B Group under this Agreement or any of the Ancillary Agreements.

                  (xx) Reserved.

                  (yy) "New D&B" shall mean the New D&B Corporation, a Delaware corporation, which will change its name at the time of the Distribution to "The Dun & Bradstreet Corporation.

                  (zz) "New D&B Assets" shall mean:

                           (i) (A) the direct or indirect ownership interests of the Corporation in those Business Entities listed on Schedule 1.1(zz)(i), (B) any direct or indirect ownership interest of the Corporation in any Business Entities that are not listed on Schedule 1.1(pp)(i) or
                                    Schedule 1.1(zz)(i) and the Assets of which principally relate to the New D&B Business and (C) any other direct or indirect ownership interest of the Corporation in any Business Entity that is not referred to in clauses (A) or (B) and is not a Moody's Asset;

                           (ii) any and all Assets that are expressly contemplated by this Agreement, including those on the list of pre-Distribution reorganization transactions attached as
                                    Schedule 1.1(pp)(ii) hereto, or any
                                    Ancillary Agreement (or included on any
                                    Schedule hereto or thereto) as Assets which have been or are to be transferred to New D&B or any other member of the New D&B Group prior to the Effective Time or are to remain with New D&B or any other member of the New D&B Group subsequent to the Effective Time;

                           (iii) any Assets reflected on the New D&B Balance Sheet or the accounting records supporting such balance sheet (in each case other than Assets also reflected in the Moody's Balance Sheet) and any Assets acquired by or for New D&B or any member of the New D&B Group subsequent to the date of such balance sheet which, had they been so acquired on or before such date and owned as of such date, would have been reflected on such balance sheet (and not also reflected in the Moody's Balance Sheet) if prepared on a consistent basis, subject to any dispositions of any of such Assets subsequent to the date of such balance sheet;

                           (iv) subject to Article VII, any rights of any member of the New D&B Group under any of the Policies, including any rights thereunder arising from and after the Effective Time in respect of any Policies that are occurrence policies;

                           (v) any New D&B Contracts, any rights or claims arising thereunder, and any other rights or claims or contingent rights or claims primarily relating to or arising from any New D&B's Asset or the New D&B's Business;

                           (vi) any and all payments to be allocated to New D&B pursuant to Section 2.1(l);

                           (vii) any and all Assets of any Former New D&B Business, including, without limitation, the Business Entities described on Schedule 1.1(zz)(vii);

                           (viii) 50% of any and all Assets of any Former Corporation Business, including, without limitation, the Business Entities described in Section 1.1(pp)(viii); and

                           (ix) 50% of any Assets of the Corporation prior to the Effective Time that are not specifically designated hereunder (other than pursuant to this clause (ix) or pursuant to clause (xi) of the definition of "Moody's Assets") as Moody's Assets or New D&B Assets.

                  Notwithstanding the foregoing, the New D&B Assets shall not in any event include:

                           (y) the Assets listed or described on Schedule 1.1(zz)(y); or

                           (z) any and all Assets that are expressly contemplated by this Agreement or any Ancillary Agreement (or the Schedules hereto or thereto) as Assets to be transferred or conveyed to any member of the Moody's Group.

                  In the event of any inconsistency or conflict which may arise in the application or interpretation of any of the foregoing provisions, for the purpose of determining what is and is not a D&B Asset, any item explicitly included on a Schedule referred to in this Section 1.1(zz) shall take priority over any provision of the text hereof, and clause (ii) of this paragraph shall take priority over clause (iii) of this paragraph (zz).

                  (aaa) "New D&B Balance Sheet" shall mean the consolidated balance sheet of the New D&B Group, including the notes thereto, as of June 30, 2000, set forth as Schedule 1.1(aaa) hereto.

                  (bbb) "New D&B Business" shall mean (i) the business of supplying business credit, marketing and purchasing information and services and receivable management services, as presently conducted by D&B Opco Inc. and the other Business Entities of New D&B Group, (ii) the businesses of the members of the New D&B Group, (iii) any other business conducted by the Corporation or any other Subsidiary of the Corporation primarily through the use of New D&B Assets and (iv) the business of Business Entities acquired or established by New D&B or any of its Subsidiaries after the date of this Agreement.

                  (ccc) "New D&B Common Stock" shall have the meaning set forth in the recitals hereto.

                  (ddd) "New D&B Contracts" shall mean all the contracts and agreements to which the Corporation or any of its Affiliates who are not individuals is a party or by which it or any of its Affiliates who are not individuals is bound immediately prior to the Effective Time, except the Moody's Contracts.

                  (eee) "New D&B Group" shall mean New D&B and each person (other than any member of the Moody's Group) that is a Subsidiary of the Corporation immediately prior to the Effective Time, which shall include those identified as such on Schedule 1.1(zz)(i) hereto, which Schedule shall also indicate the amount of New D&B direct or indirect ownership interest therein.

                  (fff) "New D&B Indebtedness" shall have the meaning assigned to such term in Section 2.1(n).

                  (ggg) "New D&B Indemnitees" shall mean each member of the New D&B Group, each of their respective present and former directors, officers, employees and agents and each of the heirs, executors, successors and assigns of any of the foregoing, except the Corporation Indemnitees.

                  (hhh) "New D&B Liabilities" shall mean:

                           (i) any and all Liabilities that are expressly contemplated by this Agreement or any Ancillary Agreement (or the Schedules hereto or thereto, including Schedule 1.1(hhh)(i) hereto) as Liabilities to be assumed by New D&B or any member of the New D&B Group prior to the Effective Time or to remain with the New D&B Group subsequent to the Effective Time, and all agreements, obligations and Liabilities of New D&B or any member of the New D&B Group under this Agreement or any of the Ancillary Agreements;

                           (ii) all Liabilities (other than Taxes and any employee-related Liabilities subject to the provisions of the Tax Allocation Agreement and the Employee Benefits Agreement, respectively), primarily relating to, arising out of or resulting from:

                                    (A) the operation of the New D&B Business, as conducted at any time prior to, on or after the Effective Time (including any Liability relating to, arising out of or resulting from any act or failure to act by any director, officer, employee, agent or representative (whether or not such act or failure to act is or was within such person's authority));

                                    (B) the operation of any business conducted by New D&B or any Subsidiary of New D&B at any time from and after the Effective Time (including any Liability relating to, arising out of or resulting from any act or failure to act by any director, officer, employee, agent or representative (whether or not such act or failure to act is or was within such person's authority)); or

                                    (C) any New D&B Assets;

                                    whether arising before, on or after the
                                    Effective Time;

                           (iii) all Liabilities reflected as liabilities or obligations on the New D&B Balance Sheet or the accounting records supporting such balance sheet (other than Liabilities also reflected on the Moody's Balance Sheet), and all Liabilities arising or assumed after the date of such balance sheet which, had they arisen or been assumed on or before such date and been retained as of such date, would have been reflected on such balance sheet (and not also reflected on the Moody's Balance Sheet), subject to any discharge of such Liabilities subsequent to the date of the New D&B Balance Sheet;

                           (iv)     the New D&B Indebtedness;

                           (v) all Liabilities that New D&B has agreed to assume under Sections 2.1(i) and (j); and

                           (vi) 50% of all Liabilities of the Corporation and its Subsidiaries not allocated to New D&B or Moody's hereunder (other than pursuant to this clause (vi) or clause (vi) of the definition of "Moody's Liabilities").

                  Notwithstanding the foregoing, the New D&B's Liabilities shall not include:

                           (x)      any Liabilities that are expressly
                                    contemplated by this Agreement or any
                                    Ancillary Agreement (or the Schedules hereto or thereto) as Liabilities to be assumed by Moody's or any member of the Moody's Group, including any Liabilities set forth in
                                    Schedule 1.1(hhh)(x);

                           (y) subject to Section 2.1(i), any Liabilities of any Former Moody's Business; or

                           (z) all agreements and obligations of any member of the Moody's Group under this Agreement or any of the Ancillary Agreements.

                  (iii) "New D&B Opco Inc." shall have the meaning set forth in the recitals of this Agreement.

                  (jjj) "1996 Distribution" shall mean the Distribution described in the 1996 Distribution Agreement.

                  (kkk) "1996 Distribution Agreement" shall mean the Distribution Agreement among The Dun and Bradstreet Corporation (now known as R.H. Donnelley Corporation), Cognizant Corporation (now known as Nielsen Media Research, Inc.) and ACNielsen Corporation, dated as of October 28, 1996.

                  (lll) "1996 Employee Benefits Agreement" shall mean the Employee Benefits Agreement among The Dun & Bradstreet Corporation (now known as R.H. Donnelley Corporation), Cognizant Corporation (now known as Nielsen Media Research, Inc.) and ACNielsen Corporation, dated as of October 28, 1996.

                  (mmm) "1996 Indemnity and Joint Defense Agreement" shall mean the Indemnity and Joint Defense Agreement among The Dun & Bradstreet Corporation (now known as R.H. Donnelley Corporation), Cognizant Corporation (now known as Nielsen Media Research, Inc.) and ACNielsen Corporation, dated as of October 28, 1996.

                  (nnn) "1996 Services Agreements" shall mean, collectively, the "Ancillary Agreements" as such term is defined in the 1996 Distribution Agreement, as well as any renewals or extensions thereof, other than the 1996 Tax Allocation Agreement and any such Ancillary Agreement which is a Specified Prior Spin-off Agreement.

                  (ooo) "1996 Tax Allocation Agreement" shall mean the Tax Allocation Agreement among The Dun & Bradstreet Corporation (now known as R.H. Donnelley Corporation), Cognizant Corporation (now known as Nielsen Media Research, Inc.) and ACNielsen Corporation, dated as of October 28, 1996.

                  (ppp) "1998 Distribution" shall mean the Distribution described in the 1998 Distribution Agreement.

                  (qqq) "1998 Distribution Agreement" shall mean the Distribution Agreement between the Corporation and R.H. Donnelley Corporation, dated as of June 30, 1998.

                  (rrr) "1998 Employee Benefits Agreement" shall mean the Employee Benefits Agreement between the Corporation and R.H. Donnelley Corporation, dated as of June 30, 1998.

                  (sss) "1998 Services Agreements" shall mean, collectively, the "Ancillary Agreements" as such term is defined in the 1998 Distribution Agreement, as well as any renewals or extensions thereof, other than the 1998 Tax Allocation Agreement and any such Ancillary Agreement which is a Specified Prior Spin-off Agreement.

                  (ttt) "1998 Tax Allocation Agreement" shall mean the Tax Allocation Agreement between the Corporation and R.H. Donnelley Corporation, dated as of June 30, 1998.

                  (uuu) "person" shall mean any natural person, corporation, business trust, joint venture, association, company, partnership, other entity or government, or any agency or political subdivision thereof.

                  (vvv) "Policies" shall mean insurance policies and insurance contracts of any kind (other than life, health and annuity or other employee benefit-related policies or contracts), including, without limitation, primary, excess and umbrella policies, comprehensive general liability policies, director and officer liability, fiduciary liability, automobile, aircraft, property and casualty, workers' compensation and employee dishonesty insurance policies, bonds and self-insurance and captive insurance company arrangements, together with the rights, benefits and privileges thereunder.

                  (www) "Provider" shall have the meaning set forth in Section 5.1.

                  (xxx) "Recipient" shall have the meaning set forth in Section 5.1.

                  (yyy) "Records" shall have the meaning set forth in Section
4.1.

                  (zzz) "R.H. Donnelley Corporation" shall mean R.H. Donnelley Corporation, a Delaware corporation (formerly known as The Dun & Bradstreet Corporation).

                  (aaaa) "Rights" shall have the meaning set forth in Section 2.1(c).

                  (bbbb) "Rules" shall have the meaning set forth in Section
6.2.

                  (cccc) "Security Interest" shall mean any mortgage, security interest, pledge, lien, charge, claim, option, right to acquire, voting or other restriction, right-of-way, covenant, condition, easement, encroachment, restriction on transfer, or other encumbrance of any nature whatsoever.

                  (dddd) "Services Agreements" shall mean, collectively, the 1996 Services Agreements and the 1998 Services Agreements.

                  (eeee) "Shared Policies" shall mean all Policies, current or past, which are owned or maintained by or on behalf of the Corporation or any Subsidiary of the Corporation immediately prior to the Effective Time which relate to the New D&B Business and the Moody's Business.

                  (ffff) "Shared Transaction Services Agreement" shall mean the Shared Transaction Services Agreement between the Corporation and New D&B (or Subsidiaries thereof).

                  (gggg) "Specified Prior Spin-off Agreements" means, collectively, the 1996 Distribution Agreement, the 1996 Employee Benefits Agreement, the 1996 Indemnity and Joint Defense Agreement, the 1998 Distribution Agreement and the 1998 Employee Benefits Agreement.

                  (hhhh) "Subsidiary" shall mean any corporation, partnership or other entity of which another entity (i) owns, directly or indirectly, ownership interests sufficient to elect a majority of the Board of Directors (or persons performing similar functions) (irrespective of whether at the time any other class or classes of ownership interests of such corporation, partnership or other entity shall or might have such voting power upon the occurrence of any contingency) or (ii) is a general partner or an entity performing similar functions (e.g., a trustee).

                  (iiii) "Tax" shall have the meaning set forth in the Tax Allocation Agreement.

                  (jjjj) "Tax Allocation Agreement" shall mean the Tax Allocation Agreement between the Corporation and New D&B.

                  (kkkk) "Third Party Claim" shall have the meaning set forth in
Section 3.3.

                  (llll) "Transition Services Agreement" shall mean the Transition Services Agreement between the Corporation and New D&B.

                  SECTION 1.2. References; Interpretation. References in this Agreement to any gender include references to all genders, and references to the singular include references to the plural and vice versa. The words "include," "includes" and "including" when used in this Agreement shall be deemed to be followed by the phrase "without limitation." Unless the context otherwise requires, references in this Agreement to Articles, Sections, Schedules and Exhibits shall be deemed references to Articles and Sections of, and Schedules and Exhibits to, such Agreement. Unless the context otherwise requires, the words "hereof," "hereby" and "herein" and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular Article, Section or provision of this Agreement.


ARTICLE II. DISTRIBUTION AND OTHER TRANSACTIONS; CERTAIN COVENANTS

                  SECTION  2.1. The Distribution and Other Transactions.

                  (a)      Certain Transactions. On or prior to the Distribution
                           Date:

                           (i) The Corporation shall, on behalf of itself and
                  its Subsidiaries, transfer or cause to be transferred to New D&B or another member of the New D&B Group, effective prior to or as of the Effective Time, all of the Corporation's and its Subsidiaries' right, title and interest in (1) the Assets listed in Schedule 2.1(a)(i) and (2) unless otherwise expressly provided in this Agreement and except to the extent already held by a member of the New D&B Group, all other Assets forming a part of the New D&B Business.

                           (ii) New D&B shall, on behalf of itself and its
                  Subsidiaries, transfer or cause to be transferred to the Corporation or a member of the Moody's Group, effective prior to or as of the Effective Time, all of New D&B's and its Subsidiaries' right, title and interest in (1) the Assets listed in Schedule 2.1(a)(ii) and (2) unless otherwise expressly provided in this Agreement and except to the extent already held by the Corporation or a member of the Moody's Group, all other Assets forming a part of the Moody's Business.

                           (iii) To the extent agreed by the parties hereto, the
                  Corporation or New D&B, as applicable, shall be entitled to designate the Business Entity within the Moody's Group or the New D&B Group, as applicable, to which any Assets are to be transferred pursuant to this Section 2.1(a).

                  (b) [Reserved].

                  (c) Charters; By-laws; Rights Plans. On or prior to the Distribution Date, all necessary actions shall have been taken to provide for the adoption of the form of Certificate of Incorporation and By-laws and the execution and delivery of the form of Rights Agreement, relating to the preferred share purchase rights relating to the New D&B Common Stock (the "Rights"), filed by New D&B with the Commission as exhibits to New D&B's Registration Statement on Form 10 (or any amendment thereto).

                  (d) Directors. On or prior to the Distribution Date, the Corporation, as the sole stockholder of New D&B, shall have taken all necessary action to cause the Board of Directors of New D&B to consist of the individuals identified in the Information Statement as directors of New D&B.

                  (e) Certain Licenses and Permits. Without limiting the generality of the obligations set forth in Section 2.1(a), on or prior to the Distribution Date or as soon as reasonably practicable thereafter:

                  (i) all transferable licenses, permits and authorizations issued by any Governmental Authority which do not relate primarily to the Moody's Business but which are held in the name of the Corporation or any member of the Moody's Group, or in the name of any employee, officer, director, stockholder or agent of the Corporation or any such member, or otherwise, on behalf of a member of the New D&B Group shall be duly and validly transferred or caused to be transferred by the Corporation to the appropriate member of the New D&B Group; and

                  (ii) all transferable licenses, permits and authorizations issued by Governmental Authorities which relate primarily to the Moody's Business but which are held in the name of any member of the New D&B Group, or in the name of any employee, officer, director, stockholder, or agent of any such member, or otherwise, on behalf of a member of the Moody's Group shall be duly and validly transferred or caused to be transferred by New D&B to the Corporation or the appropriate member of the Moody's Group.

                  (f) Transfer of Agreements. Without limiting the generality of the obligations set forth in Section 2.1(a):

                  (i) the Corporation hereby agrees that on or prior to the Distribution Date or as soon as reasonably practicable thereafter, subject to the limitations set forth in this Section 2.1(f), it will, and it will cause each member of the Moody's Group to, assign, transfer and convey to the appropriate member of the New D&B Group all of the Corporation's or such member of the Moody's Group's respective right, title and interest in and to any and all New D&B Contracts;

                  (ii) New D&B hereby agrees that on or prior to the Distribution Date or as soon as reasonably practicable thereafter, subject to the limitations set forth in this Section 2.1(f), it will, and it will cause each member of the New D&B Group to, assign, transfer and convey to the Corporation or the appropriate member of the Moody's Group all of New D&B's or such member of the New D&B Group's respective right, title and interest in and to any and all Moody's Contracts;

                  (iii) subject to the provisions of this Section 2.1(f), any agreement to which any of the parties hereto or any of their Subsidiaries is a party that inures to the benefit of both the Moody's Business and the New D&B Business shall be assigned in part so that each party shall be entitled to the rights and benefits inuring to its business under such agreement;

                  (iv) the assignee of any agreement assigned, in whole or in part, hereunder (an "Assignee") shall assume and agree to pay, perform, and fully discharge all obligations of the assignor under such agreement or, in the case of a partial assignment under paragraph
         (f)(iii), such Assignee's related portion of such obligations as determined in accordance with the terms of the relevant agreement, where determinable on the face thereof, and otherwise as determined in accordance with the practice of the parties prior to the Distribution; and

                  (v) notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an agreement to assign any agreement, in whole or in part, or any rights thereunder if the agreement to assign or attempt to assign, without the consent of a third party, would constitute a breach thereof or in any way adversely affect the rights of the assignor or Assignee thereof. Until such consent is obtained, or if an attempted assignment thereof would be ineffective or would adversely affect the rights of any party hereto so that the intended Assignee would not, in fact, receive all such rights, the parties will cooperate with each other in any arrangement designed to provide for the intended Assignee the benefits of, and to permit the intended Assignee to assume liabilities under, any such agreement.

                  (g) Consents. The parties hereto shall use their commercially reasonable efforts to obtain required consents to transfer and/or assignment of licenses, permits and authorizations of Governmental Authorities and of agreements hereunder.

                  (h) Delivery of Shares to Agent. The Corporation shall deliver to EquiServe Trust Company, as the distribution agent (the "Agent"), the share certificates representing the

New D&B Common Stock issued to the Corporation by New D&B and shall instruct the Agent to distribute, on or as soon as practicable following the Distribution Date, certificates representing such Common Shares to holders of record of shares of D&B Common Stock on the Distribution Record Date as further contemplated by the Information Statement and herein. New D&B shall provide all share certificates that the Agent shall require in order to effect the Distribution.

                  (i) Certain Liabilities. For purposes of this Agreement, including Article III hereof, each of New D&B and the Corporation agrees to be responsible for:

                  (i) 50% of any and all Liabilities under federal and state securities laws arising from or relating to the Form 10 (or any amendment thereto) or any other document filed with the Commission at or prior to the Effective Time by New D&B or the Corporation in connection with the Distribution;

                  (ii) notwithstanding Section 2.1(m) below, 50% of any and all Liabilities of the Corporation arising from the Specified Prior Spin-off Agreements (the "Specified Prior Spin-off Liabilities"), other than (A) Liabilities primarily relating to, arising out of or resulting from the New D&B Business or the Moody's Business and (B) Liabilities set forth on Schedule 2.1(i); and

                  (iii) 50% of any and all Liabilities under the Services Agreements arising from or relating to the period ending on the Distribution Date; it being understood that New D&B shall be responsible for, and shall receive any benefit in connection with, the fulfillment of any obligation to provide services under any Services Agreement at any time after the Distribution Date.

                  (j) Certain Contingencies. Notwithstanding anything to the contrary herein or in the Tax Allocation Agreement, on or prior to the Distribution Date, each of the Corporation and New D&B agree to take all actions necessary to cause the Corporation's interests in certain prior business transactions set forth in Schedule 2.1(j)(i) to be transferred to New D&B or a member of the New D&B Group, and each of the Corporation and New D&B agree that any rights with respect thereto shall be held by New D&B or a member of the New D&B Group and not by Moody's or any member of the Moody's Group. Each of the Corporation and New D&B agrees to assume 50% of any and all Liabilities (including, without limitation, the disallowance of any deduction taken, whether before or after the Effective Time, with respect to any interest or transaction referred to in Schedule 2.1(j)(i)) arising in connection with such interests and any transactions relating thereto (including, without limitation, any Liabilities for Taxes of any member of the Pre-Distribution D&B Group (as defined in the Tax Allocation Agreement) imposed by reason of audit adjustment or otherwise). Upon the earliest of (a "Trigger Event") (1) a Final Determination with respect to the interest referred to in clause (e) of Schedule 2.1(j)(i) or any transaction relating thereto, (2) the mutual written agreement of each of the Corporation and New D&B and (3) the date on which the chief tax officer of New D&B determines, based on the advice of outside counsel selected by New D&B from the list set forth in Schedule 2.1(j)(iii), not to take the tax deductions attributable to any interest or transaction referred to in clause (e) of

Schedule 2.1(j)(i) due to a change in controlling law after the date hereof or other tax-related circumstances, the Corporation shall reimburse New D&B in cash, in immediately available funds, within ten Business Days after delivery by New D&B of notice of any of the events set forth in clauses (1), (2) and (3), an amount equal to the present value (at a discount rate of 5.66%) of 50% of the anticipated Tax Benefits referred to in Schedule 2.1(j)(ii) with respect to the period from and after the date of notice of a Trigger Event is received by the Corporation, subject to the written agreement by New D&B not to claim or take any deduction with respect to such anticipated Tax Benefits. For purposes of this Section 2.1(j), the terms "Tax Benefit," and "Tax Return" shall have the meanings as defined in the Tax Allocation Agreement.

                  (k) Reserved.

                  (l) Certain Assets. Each of the Corporation and New D&B shall be entitled to 50% of any amount payable to the Corporation on or after the date hereof under the Specified Prior Spin-off Agreements, other than payments primarily relating to the Moody's Business (which shall be Moody's Assets) and payments primarily relating to the New D&B Business (which shall be New D&B Assets) ("Specified Prior Spin-off Payments"). Subject to Section 2.1(r), the Corporation and New D&B agree, as between themselves, that any such Specified Prior Payments, when made, shall be allocated between the Corporation and New D&B pursuant to Section 2.1(r).

                  (m) Undertaking of New D&B. On or prior to the Distribution Date, (A) New D&B will undertake to R.H. Donnelley Corporation to be jointly and severally liable for all "New D&B Liabilities" (as defined in the 1998 Distribution Agreement) under the 1998 Distribution Agreement pursuant to an undertaking substantially in the form of Exhibit 2.1(m)(A) hereto and (B) New D&B will undertake to each of Cognizant Corporation (now known as Nielsen Media Research, Inc.) and ACNielsen Corporation to be jointly and severally liable for all "D&B Liabilities" (as defined in the 1996 Distribution Agreement) under the 1996 Distribution Agreement pursuant to an undertaking substantially in the form of Exhibit 2.1(m)(B) hereto.

                  (n) Debt and Minority Interest Financing. (i) In connection with the Distribution, the Corporation has entered into (A) the $80,000,000 Five-Year Credit Agreement, dated as of September 11, 2000, (B) the $80,000,000 364-Day Credit Agreement and (C) the $125,000,000 Interim Loan Agreement, dated as of September 11, 2000. The Corporation agrees that, from and after the Distribution Date, the full principal amount of indebtedness under each of the foregoing facilities along with any obligation to pay interest or other amounts with respect thereto (the "Moody's Indebtedness") shall be Moody's Liabilities.

                  (ii) In connection with the Distribution, New D&B has entered into (A) the $175,000,000 Five-Year Credit Agreement, dated as of September 11, 2000 and (B) the $175,000,000 364-Day Credit Agreement. In addition, as contemplated by Section 2.3, New D&B is assuming the Corporation's obligations under a $75,000,000 Credit Agreement, dated as of September 11, 2000. New D&B agrees that, from and after the Distribution Date, the full principal amount of indebtedness under each of the foregoing facilities along with any obligation to pay interest or other amounts with respect thereto (the "New D&B Indebtedness") shall be New D&B Liabilities.

                  (iii) Except as set forth in Section 2.1(j), as of the Distribution Date, any and all obligations incurred under the transaction documents executed in connection with the Minority Interest Financing shall be New D&B Liabilities.

                  (o) D&B Restricted Stock. At the time of the Distribution, the Corporation shall contribute to New D&B any New D&B Common Stock received by the Corporation as a result of the forfeiture of restricted D&B Common Stock by employees or directors of the Corporation and its Subsidiaries who will no longer be employees or directors of any member of the Moody's Group immediately following the Distribution.

                  (p) 1996 Distribution; 1998 Distribution. The Corporation agrees that it will not take any action it is required or permitted to take pursuant to the terms of (i) the 1996 Distribution Agreement, (ii) the 1996 Indemnity and Joint Defense Agreement, the 1996 Tax Allocation Agreement, the 1996 Employee Benefits Agreement or any other Ancillary Agreement referred to in the 1996 Distribution Agreement, (iii) the 1998 Distribution Agreement or (iv) the 1998 Tax Allocation Agreement, the 1998 Employee Benefits Agreement or any other Ancillary Agreement referred to in the 1998 Distribution Agreement, in each such case without the prior written consent of New D&B. The Corporation agrees that it will take any action pursuant to the terms of the agreements referred to in clauses (i), (ii), (iii) and (iv) of the preceding sentence that it is reasonably requested to take by New D&B. Except to the extent of actions or failures to act, if any, that are expressly contemplated by other provisions of this Agreement, nothing herein shall be construed to require the Corporation to default in the performance of its obligations under any of the foregoing agreements unless the Corporation is indemnified by New D&B with respect thereto.

                  (q) Other Transactions. On or prior to the Distribution Date, each of the Corporation and New D&B shall consummate those other transactions in connection with the Distribution that are contemplated by the ruling request submissions by the Corporation to the Internal Revenue Service in respect of the ruling granted on June 15, 2000, the ruling granted on August 8, 2000 and the rulings granted on August 10, 2000, and not specifically referred to in subparagraphs (a)-(p) above. After the Distribution Date, each of the Corporation and New D&B will exercise good faith commercially reasonable efforts to consummate as promptly as practicable all other transactions which must be consummated in order fully to complete the Distribution and any of the transactions contemplated hereby or by any of the Ancillary Agreements.

                  (r) Payments. No later than ten Business Days after the date on which any Specified Prior Spin-off Payment is received by a party, such party shall pay the other party 50% of the amount so received. No later than ten Business Days after the date on which any Specified Prior Spin-off Liability is incurred the party incurring such Liability shall give notice to the other party of the amount of such Specified Prior Spin-off Liability. Such other party shall pay 50% of such Specified Prior Spin-off Liability not later than the later of
(1) the tenth Business Day
following receipt of such notice and (2) the date on which the Specified Prior Spin-off Liability is required to be paid. Failure of a party to provide such notice shall not affect the requirement to make any such payment hereunder. Each of the Corporation and New D&B agree that if it shall be necessary to post a bond in connection with any Specified Prior Spin-off Liabilities, each of the Corporation and New D&B shall promptly procure such a bond and each shall pay 50% of the cost thereof.

                  SECTION 2.2. Certain Matters Regarding Accounts Payable and Accounts Receivable. (a) The Corporation and New D&B agree that the amounts to be paid pursuant to any outstanding checks of the Corporation written on bank accounts which will remain with the Corporation after the Distribution and which have not been presented to the Corporation for payment as of the close of business on the Distribution Date shall be Moody's Liabilities and not New D&B Liabilities.

                  (b) Notwithstanding anything to the contrary herein or in any Ancillary Agreement, the Corporation agrees to promptly remit to New D&B any amounts representing prepayments or advances of expenses or payables of the Corporation or any of its Subsidiaries relating to the Moody's Business which would not in the ordinary course of business consistent with past practice have been prepaid or advanced on or prior to the Distribution Date.

                  (c) The Corporation agrees to promptly remit to New D&B any amounts received by any member of the Moody's Group (whether before, on or after the Distribution Date) in respect of the accounts receivable of the Corporation set forth on Schedule 2.2(c).

                  (d) New D&B agrees that promptly following presentment to New D&B of appropriate invoices, New D&B will reimburse the Corporation for the expenses set forth on Schedule 2.2(d).

                  SECTION 2.3. Intercompany Transfer. (a) In addition to any other obligations hereunder or under any Ancillary Agreement or otherwise, as of the Distribution Date, the Moody's Group or the New D&B Group, as the case may be, shall contribute cash to, or assume indebtedness from, the New D&B Group or the Moody's Group, as the case may be, in an amount determined in accordance with Schedule 2.3 hereto (such amount being herein referred to as the "Intercompany Transfer"). After giving effect to the Intercompany Transfer, the cash balances as of the Distribution Date of any member of the Moody's Group shall be Moody's Assets and the cash balances as of the Distribution Date of any member of the New D&B Group shall be New D&B Assets.

                  (b) On the Distribution Date, New D&B is assuming liability for repayment of indebtedness of the Corporation in the principal amount of $24,000,000 (herein referred to as the "Estimated Intercompany Transfer"), representing an estimate of the Intercompany Transfer utilizing the amounts, formulas and estimation procedures reflected in Schedule 2.3 hereto; such assumed indebtedness constitutes the principal amount of all indebtedness outstanding as of the date hereof under the $75,000,000 Credit Agreement dated as of September 11, 2000, referred to in clause (ii) of Section 2.1(n).

                  (c) Within ten business days after the Distribution Date, New D&B will prepare and deliver to the Corporation a proposed calculation, with reasonable supporting detail, of the Intercompany Transfer (the "Statement"). The Corporation shall be entitled to reasonable access during normal business hours to the relevant records and working papers prepared by or for New D&B to review the Statement. If the Corporation believes that the Statement has not been prepared in accordance with Schedule 2.3, it shall, within ten business days after receipt of the Statement, give written notice (the "Objection") to New D&B, setting forth the basis of the Objection in reasonable detail and the adjustments to the Statement which the Corporation believes should be made. Failure to so notify New D&B shall constitute acceptance and approval of the Statement. If New D&B agrees that any change proposed by the Corporation is appropriate, the change shall be made to the Statement. If all or any portion of the proposed change is disputed by New D&B, then the Corporation and New D&B shall negotiate in good faith to resolve such dispute as expeditiously as possible. If, after a period of five business days following the date on which the Corporation gives New D&B notice of any such proposed change, any such proposed change still remains disputed, then PricewaterhouseCoopers LLP or another nationally recognized accounting firm mutually agreed by the Corporation and New D&B (the "Accounting Firm"), shall be engaged (as experts in accounting and not as arbitrators) to resolve any remaining disputes. The Accounting Firm shall determine, based solely on presentations by the Corporation and New D&B and not by independent review, only those elements of the calculation of the Intercompany Transfer that are still in dispute. In resolving any disputed item the Accounting Firm (x) shall be bound by the provisions of Schedule 2.3 and (y) may not assign a value to any item greater than the greatest value for such item claimed by either party or less than the smallest value for such item claimed by either party. The Accounting Firm's determination shall be made within thirty
(30) days following the date on which the dispute is submitted, shall be set forth in a written statement delivered to the Corporation and New D&B that includes a definitive calculation of the Intercompany Transfer and shall be final, binding and conclusive. The Corporation and New D&B shall share the fees and any expenses of the Accounting Firm equally.

                  (d) If the amount of the Intercompany Transfer, as finally determined in accordance with paragraph (c) above, is such that, after giving effect to the Estimated Intercompany Transfer, the Moody's Group is required to make a payment to the New D&B Group, then the Corporation shall make such payment to New D&B, together with interest thereon from the Distribution Date to the date of payment at the "base rate" of The Chase Manhattan Bank or any successor thereto from time to time announced in the City of New York (the "Applicable Rate"), by wire transfer of immediately available funds to such account or accounts as New D&B previously shall have specified in writing to the Corporation.

                  (e) If the amount of the Intercompany Transfer, as finally determined in accordance with paragraph (c) above, is such that, after giving effect to the Estimated Intercompany Transfer, the New D&B Group is required to make a payment to the Moody's Group, then New D&B shall cause Dun & Bradstreet, Inc., a wholly owned subsidiary of New D&B, to make such payment to the Corporation, together with interest thereon from the Distribution Date to the date of payment at the Applicable Rate, by wire transfer of immediately available funds to such account or accounts as the Corporation previously shall have specified in writing to New D&B.

                  SECTION 2.4. Assumption and Satisfaction of Liabilities. Except as otherwise specifically set forth in any Ancillary Agreement, and subject to Section 2.3 hereof, from and after the Effective Time, (i) the Corporation shall, and shall cause each member of the Moody's Group to, assume, pay, perform and discharge all Moody's Liabilities and (ii) New D&B shall, and shall cause each member of the New D&B Group to, assume, pay, perform and discharge all New D&B Liabilities. To the extent reasonably requested to do so by another party hereto, each party hereto agrees to sign such documents, in a form reasonably satisfactory to such party, as may be reasonably necessary to evidence the assumption of any Liabilities hereunder.

                  SECTION 2.5. Resignations. (a) Subject to Section 2.5(b), the Corporation and Moody's shall use all reasonable efforts to cause all their employees to resign or be terminated, effective as of the close of business on the Distribution Date, from all positions as officers or directors of any member of the New D&B Group in which they serve, and New D&B shall use all reasonable efforts to cause all its employees to resign or be terminated, effective as of the close of business on the Distribution Date, from all positions as officers or directors of the Corporation or any members of the Moody's Group in which they serve.

                  (b) No person shall be required by any party hereto to resign from any position or office with another party hereto if such person is disclosed in the Information Statement as the person who is to hold such position or office following the Distribution.

                  SECTION 2.6. Further Assurances. In case at any time after the Effective Time any further action is reasonably necessary or desirable to carry out the purposes of this Agreement and the Ancillary Agreements, the proper officers of each party to this Agreement shall take all such necessary action. Without limiting the foregoing, the Corporation and New D&B shall use their commercially reasonable efforts promptly to obtain all consents and approvals, to enter into all amendatory agreements and to make all filings and applications that may be required for the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, including, without limitation, all applicable governmental and regulatory filings.

                  SECTION 2.7. Limited Representations or Warranties. Each of the parties hereto agrees that no party hereto is, in this Agreement or in any other agreement or document contemplated by this Agreement or otherwise, making any representation or warranty whatsoever, as to title or value of Assets being transferred. It is also agreed that, notwithstanding anything to the contrary otherwise expressly provided in the relevant Conveyancing and Assumption Instrument, all Assets either transferred to or retained by the parties, as the case may be, shall be "as is, where is" and that (subject to Section 2.6) the party to which such Assets are to be transferred hereunder shall bear the economic and legal risk that such party's or any of the Subsidiaries' title to any such Assets shall be other than good and marketable and free from encumbrances. Similarly, each party hereto agrees that, except as otherwise expressly provided in the relevant Conveyancing and Assumption Instrument, no party hereto is representing or warranting in any way that the obtaining of any consents or approvals, the execution and delivery of any amendatory agreements and the making of any filings or applications contemplated by this Agreement will satisfy the provisions of any or all applicable agreements or the requirements of any or all applicable laws or judgments, it being agreed that the party to which any Assets are transferred shall bear the economic and legal risk that any necessary consents or approvals are not obtained or that any requirements of laws or judgments are not complied with.

                  SECTION 2.8. Guarantees. (a) Except as otherwise specified in any Ancillary Agreement, the Corporation and New D&B shall use their commercially reasonable efforts to have, on or prior to the Distribution Date, or as soon as practicable thereafter, the Corporation and any member of the Moody's Group removed as guarantor of or obligor for any New D&B Liability, including, without limitation, in respect of those guarantees set forth on
Schedule 2.8(a) to the extent that they relate to New D&B Liabilities.

                  (b) Except as otherwise specified in any Ancillary Agreement, the Corporation and New D&B shall use their commercially reasonable efforts to have, on or prior to the Distribution Date, or as soon as practicable thereafter, any member of the New D&B Group removed as guarantor of or obligor for any Moody's Liability, including, without limitation, in respect of those guarantees set forth on Schedule 2.8(b) to the extent that they relate to Moody's Liabilities.

                  (c) If the Corporation or New D&B is unable to obtain, or to cause to be obtained, any such required removal as set forth in clauses (a) or
(b) of this Section 2.8, the applicable guarantor or obligor shall continue to be bound as such and, unless not permitted by law or the terms thereof, the relevant beneficiary shall or shall cause one of its Subsidiaries, as agent or subcontractor for such guarantor or obligor to pay, perform and discharge fully all the obligations or other liabilities of such guarantor or obligor thereunder from and after the Distribution Date.

                  SECTION 2.9. Witness Services. At all times from and after the Distribution Date, each of the Corporation and New D&B shall use their commercially reasonable efforts to make available to the other, upon reasonable written request, its and its Subsidiaries' officers, directors, employees and agents as witnesses to the extent that (i) such persons may reasonably be required in connection with the prosecution or defense of any Action in which the requesting party may from time to time be involved and (ii) there is no conflict in the Action between the requesting party and the Corporation or New D&B as applicable. A party providing witness services to the other party under this Section shall be entitled to receive from the recipient of such services, upon the presentation of invoices therefor, payments for such amounts, relating to disbursements and other out-of-pocket expenses (which shall be deemed to exclude the costs of salaries and benefits of employees who are witnesses), as may be reasonably incurred in providing such witness services.

                  SECTION 2.10. Certain Post-Distribution Transactions. (a) (i) The Corporation shall comply and shall cause its Subsidiaries to comply with and otherwise not take action inconsistent with each representation and statement made to the Internal Revenue Service in connection with the request by the Corporation for a ruling letter in respect of the Distribution as to certain tax aspects of the Distribution, dated February 29, 2000, and three requests by the Corporation for ruling letters in respect of certain internal restructuring transactions related to the Distribution (the "Internal Restructuring Transactions") as to certain tax aspects of such Internal Restructuring Transactions, in each case dated April 28, 2000, and (ii) until two years after the Distribution Date, the Corporation will cause Moody's to maintain its status as a company engaged in the active conduct of a trade or business, as defined in Section 355(b) of the Code, will continue to own stock of Moody's constituting control (within the meaning of Section 368(c) of the Code) of Moody's and will maintain at least ninety percent of the fair market value of the Corporation's assets in stock and securities of Moody's and such other assets which, based on an opinion of a law firm reasonably acceptable to New D&B, or a supplemental ruling from the Internal Revenue Service, will not cause the Corporation or Moody's to be in violation of the active business requirement under the holding company test.

                  (b)(i) New D&B shall comply and shall cause its Subsidiaries to comply with and otherwise not take action inconsistent with each representation and statement made to the Internal Revenue Service in connection with the request by the Corporation for a ruling letter in respect of the Distribution as to certain tax aspects of the Distribution, dated February 29, 2000, and three requests by the Corporation for ruling letters in respect of the Internal Restructuring Transactions as to certain tax aspects of such Internal Restructuring Transactions, in each case dated April 28, 2000, and (ii) until two years after the Distribution Date, New D&B will cause each of D&B Opco Inc. and Dun & Bradstreet International, Ltd. ("DBI") to maintain its status as a company engaged in the active conduct of a trade or business, as defined in
Section 355(b) of the Code, will continue to own stock in D&B Opco Inc. and DBI constituting control (within the meaning of Section 368(c) of the Code) of D&B Opco Inc. and DBI will maintain at least ninety percent of the fair market value of New D&B's assets in stock and securities of D&B Opco Inc. and DBI and such other assets which, based on an opinion of a law firm reasonably acceptable to the Corporation, or a supplemental ruling from the Internal Revenue Service, will not cause New D&B, D&B Opco Inc. or DBI to be in violation of the active business requirement under the holding company test.

                  (c) The Corporation agrees that until two years after the Distribution Date, it will not (i) merge or consolidate with or into any other corporation, (ii) liquidate or partially liquidate, (iii) sell or transfer all or substantially all of its assets (within the meaning of Rev. Proc. 77-37, 1977
- 2 C.B. 568) in a single transaction or series of related transactions, (iv) redeem or otherwise repurchase any D&B Common Stock (other than as described in Section 4.05(1)(b) of Rev. Proc. 96-30, 1996-1 C.B. 696), or (v) take any other action or actions which in the aggregate would have the effect of causing or permitting one or more persons to acquire directly or indirectly stock representing a 50 percent or greater interest (within the meaning of Section 355(e) of the Code) in the Corporation, unless prior to taking such action the Corporation has obtained (and provided to New D&B) a written opinion of a law firm reasonably acceptable to New D&B, or a supplemental ruling from the Internal Revenue Service, that such action or actions will not result in (i) the Distribution failing to qualify under Section 355(a) of the Code or (ii) the New D&B Common Stock failing to qualify as qualified property for purposes of
Section 355(c)(2) of the Code by reason of Section 355(e) of the Code.

                  (d) New D&B agrees that until two years after the Distribution Date, it will not (i) merge or consolidate with or into any other corporation,
(ii) liquidate or partially liquidate, (iii) sell or transfer all or substantially all of its assets (within the meaning of Rev. Proc. 77-37, 1977 - 2 C.B. 568) in a single transaction or series of related transactions, (iv) redeem or otherwise repurchase any New D&B Common Stock (other than as described in Section 4.05(1)(b) of Rev. Proc. 96-30, 1996-1 C.B. 696), or (v) take any other action or actions which in the aggregate would have the effect of causing or permitting one or more persons to acquire directly or indirectly stock representing a 50 percent or greater interest (within the meaning of Section 355(e) of the Code) in New D&B, unless prior to taking such action New D&B has obtained (and provided to the Corporation) a written opinion of a law firm reasonably acceptable to the Corporation, or a supplemental ruling from the Internal Revenue Service, that such action or actions will not result in (i) the Distribution failing to qualify under Section 355(a) of the Code or (ii) the New D&B Common Stock failing to qualify as qualified property for purposes of
Section 355(c)(2) of the Code by reason of Section 355(e) of the Code.

                  (e) Notwithstanding anything to the contrary herein or in the Tax Allocation Agreement, if the Corporation or New D&B (or any of their respective Subsidiaries) fails to comply with any of its obligations under Sections 2.10(a), 2.10(b), 2.10(c) or 2.10(d) above or takes or fails to take any action on or after the Distribution Date, and such failure to comply, action or omission contributes to a determination that (i) the Distribution fails to qualify under Section 355(a) of the Code, (ii) the New D&B Common Stock fails to qualify as qualified property for purposes of Section 355(c)(2) of the Code by reason of Section 355(e) of the Code, or (iii) the Internal Restructuring Transactions set forth in the three requests for ruling letters dated April 28, 2000 fail to qualify in any respect for the tax treatment sought in such requests for ruling letters, that party shall indemnify and hold harmless the other party and each member of the consolidated group of which the other party is a member from and against any and all federal, state and local taxes, including any interest, penalties or additions to tax, imposed upon or incurred by such other party, any member of its group or any stockholder of either party as a result of the failure of the Distribution to qualify under Section 355(a) of the Code, the application of Section 355(e), or the failure to realize the intended tax consequences of the Internal Restructuring Transactions. The obligation of a party to indemnify the other party pursuant to the preceding sentence shall not be affected by the delivery of any legal opinion or supplemental ruling under Section 2.10(c) or Section 2.10(d), as the case may be.

                  SECTION 2.11. Transfers Not Effected Prior to the Distribution; Transfers Deemed Effective as of the Distribution Date. To the extent that any transfers contemplated by this Article II shall not have been consummated on or prior to the Distribution Date, the parties shall cooperate to effect such transfers as promptly following the Distribution Date as shall be practicable. Nothing herein shall be deemed to require the transfer of any Assets or the assumption of any Liabilities which by their terms or operation of law cannot be transferred; provided, however, that the parties hereto and their respective Subsidiaries shall cooperate to seek to obtain any necessary consents or approvals for the transfer of all Assets and Liabilities contemplated to be transferred pursuant to this Article II. In the event that any such transfer of Assets or Liabilities has not been consummated, from and after the Distribution Date the party retaining such Asset or Liability shall hold such Asset in trust for the use and benefit of the party entitled thereto (at the expense of the party entitled thereto) or retain such Liability for the account of the party by whom such Liability is to be assumed pursuant hereto, as the case may be, and take such other action as may be reasonably requested by the party to whom such Asset is to be transferred, or by whom such Liability is to be assumed, as the case may be, in order to place such party, insofar as is reasonably possible, in the same position as would have existed had such Asset or Liability been transferred as contemplated hereby. As and when any such Asset or Liability becomes transferable, such transfer shall be effected forthwith. The parties agree that, as of the Distribution Date, each party hereto shall be deemed to have acquired complete and sole beneficial ownership over all of the Assets, together with all rights, powers and privileges incident thereto, and shall be deemed to have assumed in accordance with the terms of this Agreement all of the Liabilities, and all duties, obligations and responsibilities incident thereto, which such party is entitled to acquire or required to assume pursuant to the terms of this Agreement.

                  SECTION 2.12. Conveyancing and Assumption Instruments. In connection with the transfers of Assets and the assumptions of Liabilities contemplated by this Agreement, the parties shall execute or cause to be executed by the appropriate entities the Conveyancing and Assumption Instruments in substantially the form contemplated hereby for transfers to be effected pursuant to New York law or the laws of one of the other states of the United States or, if not appropriate for a given transfer, and for transfers to be effected pursuant to non-U.S. laws, in such other form as the parties shall reasonably agree, including the transfer of real property with deeds as may be appropriate. The transfer of capital stock shall be effected by means of delivery of stock certificates and executed stock powers and notation on the stock record books of the corporation or other legal entities involved, or by such other means as may be required in any non-U.S. jurisdiction to transfer title to stock and, to the extent required by applicable law, by notation on public registries.

                  SECTION 2.13. Ancillary Agreements. On or prior to the Distribution Date, each of the Corporation and New D&B shall enter into, and/or (where applicable) shall cause members of the Moody's Group or the New D&B Group, as applicable, to enter into, the Ancillary Agreements and any other agreements in respect of the Distribution reasonably necessary or appropriate in connection with the transactions contemplated hereby and thereby.

                  SECTION 2.14. Intellectual Property. (a) Each of the parties hereto acknowledges, recognizes and agrees that, after the Distribution Date, as between the Corporation and New D&B, the Corporation (or another member of the Moody's Group) shall own all right, title and interest in all Intellectual Property that was created, designed, developed, invented, originated, obtained, funded, and/or otherwise intended for the benefit or use, in each case, exclusively or primarily for the conduct of the Moody's Business or in connection with the Moody's Assets.

                  (b) Without limiting any obligation or liability of New D&B under the Distribution Agreement or any Ancillary Agreement, each of the parties hereto acknowledges, recognizes and agrees that, after the Distribution, as between the Corporation and New D&B, New D&B (or another member of the New D&B Group) shall own all right, title and interest in all Intellectual Property (i) owned by the Corporation or any of its subsidiaries immediately prior to the Distribution other than Intellectual Property described in Section 2.14(a) or (ii) assigned to New D&B pursuant to the Intellectual Property Assignment.

                  (c) Each of the Corporation and New D&B acknowledges, recognizes and agrees that, after the Distribution Date, as between the Corporation and New D&B, (i) each party shall be sole owner of any and all Intellectual Property that is created, designed, developed, invented, originated, obtained and/or funded by it or on its behalf (including any new improvements, enhancements, modifications or updates to, and/or derivative works based upon any Intellectual Property existing as of the Distribution Date, subject to the underlying rights therein), and (ii) absent any other agreement to the contrary, each party's ownership, possession and use of any Intellectual Property subsequent to the Distribution Date (including that governed by the terms hereof) shall inure solely to such party's own benefit.

                  SECTION 2.15. Corporate Names. (a) Except as otherwise specifically provided in any Ancillary Agreement:

                  (i) on or prior to the Distribution Date, the Corporation shall change its corporate and trade name to remove any reference to "Dun & Bradstreet" or any modification, abbreviation or derivative thereof, and shall effect such change with all appropriate Government Authorities or registries;

                  (ii) as soon as reasonably practicable after the Distribution Date but in any event within six months thereafter, the Corporation will, at its own expense, remove (and, if reasonably feasible, on an interim basis, cover up) any and all signage and other physical items located on any property or premises owned or used by it or its Subsidiaries (except property or premises to be shared with New D&B or its Subsidiaries after the Distribution) which bear or display the name "Dun & Bradstreet" or any modification, abbreviation or derivative thereof, either alone or in combination with any other name, mark or logo;

                  (iii) as soon as reasonably practicable after the Distribution Date but in any event within six months thereafter, the Corporation will, and will cause its Subsidiaries to, remove from all letterhead, envelopes, invoices and other communications or materials of any kind in any media, references to or displays of the name "Dun & Bradstreet" or any modification, abbreviation or derivative thereof, either alone or in combination with any other name, mark or logo (except that the Corporation shall not be required to take any such action with respect to materials in the possession of customers), and, after the Distribution Date, without the prior written consent of New D&B, neither the Corporation nor its Subsidiaries shall use, display, register, attempt to register (or assist or allow third parties to do same) the name "Dun & Bradstreet" or any modification, abbreviation or derivative thereof, either alone or in combination with any other name, mark or logo (except for the non-trademark use of the name as necessary in connection with information provided to Government Authorities and historical background required in the ordinary course of business);

                  (iv) as soon as reasonably practicable after the Distribution Date, but in any event within six months thereafter, the Corporation will cause its Subsidiaries to change their trade names and corporate names to remove any reference to "Dun & Bradstreet" or any modification, abbreviation or derivative thereof, and shall effect such change with all appropriate Government Authorities or registries; provided, however, that notwithstanding the foregoing, if the Corporation cannot timely comply herewith, due to regulatory or other circumstances beyond its reasonable control, it shall not breach this provision, if the Corporation uses reasonable efforts to effect timely compliance hereunder during such first six months, continues its good-faith efforts thereafter, and does effect such name change within nine months after the Distribution Date;

                  (v) notwithstanding (i) through (iv), nothing herein or in any Ancillary Agreement shall require the Corporation to take any action to remove any reference to D&B, including the name "Dun & Bradstreet" or any modification, abbreviation or derivative thereof, from any stock certificate relating to shares of D&B Common Stock outstanding on or prior to the Record Date; provided that from and after the Record Date, any newly issued stock certificates representing D&B Common Stock (which at the Effective Time will become Moody's Common Stock) shall not have any reference to D&B, including the name "Dun & Bradstreet" and any modification, abbreviation or derivative thereof.

                  (b) Except as otherwise specifically provided in any Ancillary
Agreement:

                  (i) as soon as reasonably practicable after the Distribution Date but in any event within six months thereafter, New D&B will, at its own expense, remove (and, if reasonably feasible, on an interim basis, cover up) any and all signage and other physical items located on any property or premises owned or used by it or its Subsidiaries (except property or premises to be shared with the Corporation or its Subsidiaries after the Distribution) which bear or display the name "Moody's" or any modification, abbreviation or derivative thereof, either alone or in combination with any other name, mark or logo;

                  (ii) as soon as reasonably practicable after the Distribution Date but in any event within six months thereafter, New D&B will, and will cause its respective Subsidiaries to, remove from all letterhead, envelopes, invoices and other communications or materials of any kind in any media, references to or displays of the name "Moody's" or any modification, abbreviation or derivative thereof, either alone or in combination with any other name, mark or logo (except that New D&B shall not be required to take any such action with respect to materials in the possession of customers), and, after the Distribution Date, without the prior written consent of the Corporation, neither New D&B nor its Subsidiaries shall use, display, register, attempt to register (or assist or allow third parties to do same) the name "Moody's" or any modification, abbreviation or derivative thereof, either alone or in combination with any other name, mark or logo (except for the non-trademark use of the name as necessary in connection with information provided to Government Authorities and historical background required in the ordinary course of business);

                  (iii) as soon as reasonably practicable after the Distribution Date but in any event within six months thereafter, New D&B will, and will cause its Subsidiaries to, change their trade names and corporate names to remove any reference to "Moody's" or any modification, abbreviation or derivative thereof, and shall effect such change with all appropriate Government Authorities or registries; provided, however, that notwithstanding the foregoing, if New D&B cannot timely comply herewith, due to regulatory or other circumstances beyond its reasonable control, it shall not breach this provision if New D&B uses reasonable efforts to effect timely compliance hereunder during such first six months, continues its good-faith efforts thereafter, and does effect such name change within nine months after the Distribution Date.


ARTICLE III. INDEMNIFICATION

                  SECTION 3.1. Indemnification by the Corporation. Except as otherwise specifically set forth in any provision of this Agreement or of any Ancillary Agreement, the Corporation shall indemnify, defend and hold harmless the New D&B Indemnitees and Corporation Indemnitees from and against any and all Indemnifiable Losses of the New D&B Indemnitees and Corporation Indemnitees arising out of, by reason of or otherwise in connection with the Moody's Liabilities or alleged Moody's Liabilities, including any breach by the Corporation of any provision of this Agreement or any Ancillary Agreement.

                  SECTION 3.2. Indemnification by New D&B. Except as otherwise specifically set forth in any provision of this Agreement or of any Ancillary Agreement, New D&B shall indemnify, defend and hold harmless the Moody's Indemnitees and Corporation Indemnitees from and against any and all Indemnifiable Losses of the Moody's Indemnitees and Corporation Indemnitees arising out of, by reason of or otherwise in connection with the New D&B Liabilities or alleged New D&B Liabilities, including any breach by New D&B of any provision of this Agreement or any Ancillary Agreement.

                  SECTION 3.3. Procedures for Indemnification.

                  (a) Third Party Claims. If a claim or demand is made against a Moody's Indemnitee, a New D&B Indemnitee or Corporation Indemnitee (each, an "Indemnitee") by any person who is not a party to this Agreement (a "Third Party Claim") as to which such Indemnitee is entitled to indemnification pursuant to this Agreement, such Indemnitee shall notify the party which is or may be required pursuant to Section 3.1 or Section 3.2 hereof to make such indemnification (the "Indemnifying Party") in writing, and in reasonable detail, of the Third Party Claim promptly (and in any event within 15 business days) after receipt by such Indemnitee of written notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually prejudiced as a result of such failure (except that the

Indemnifying Party shall not be liable for any expenses incurred during the period in which the Indemnitee failed to give such notice). Thereafter, the Indemnitee shall deliver to the Indemnifying Party, promptly (and in any event within five business days) after the Indemnitee's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnitee relating to the Third Party Claim.

                  If a Third Party Claim is made against an Indemnitee, the Indemnifying Party shall be entitled to participate in the defense thereof and, if it so chooses and acknowledges in writing its obligation to indemnify the Indemnitee therefor, to assume the defense thereof with counsel selected by the Indemnifying Party; provided that such counsel is not reasonably objected to by the Indemnitee. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party shall, within 30 days (or sooner if the nature of the Third Party Claim so requires), notify the Indemnitee of its intent to do so, and the Indemnifying Party shall thereafter not be liable to the Indemnitee for legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof; provided, that such Indemnitee shall have the right to employ counsel to represent such Indemnitee if, in such Indemnitee's reasonable judgment, a conflict of interest between such Indemnitee and such Indemnifying Party exists in respect of such claim which would make representation of both such parties by one counsel inappropriate, and in such event the fees and expenses of such separate counsel shall be paid by such Indemnifying Party. If the Indemnifying Party assumes such defense, the Indemnitee shall have the right to participate in the defense thereof and to employ counsel, subject to the proviso of the preceding sentence, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall control such defense. The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnitee for any period during which the Indemnifying Party has failed to assume the defense thereof (other than during the period prior to the time the Indemnitee shall have given notice of the Third Party Claim as provided above). If the Indemnifying Party so elects to assume the defense of any Third Party Claim, all of the Indemnitees shall cooperate with the Indemnifying Party in the defense or prosecution thereof, including by providing or causing to be provided, Records and witnesses as soon as reasonably practicable after receiving any request therefor from or on behalf of the Indemnifying Party.

                  If the Indemnifying Party acknowledges in writing responsibility for a Third Party Claim, then in no event will the Indemnitee admit any liability with respect to, or settle, compromise or discharge, any Third Party Claim without the Indemnifying Party's prior written consent; provided, however, that the Indemnitee shall have the right to settle, compromise or discharge such Third Party Claim without the consent of the Indemnifying Party if the Indemnitee releases the Indemnifying Party from its indemnification obligation hereunder with respect to such Third Party Claim and such settlement, compromise or discharge would not otherwise adversely affect the Indemnifying Party. If the Indemnifying Party acknowledges in writing liability for a Third Party Claim, the Indemnitee will agree to any settlement, compromise or discharge of a Third Party Claim that the Indemnifying Party may recommend and that by its terms obligates the Indemnifying Party to pay the full amount of the liability in connection with such Third Party Claim and releases the Indemnitee completely in connection with such Third Party Claim and that would not otherwise adversely affect the Indemnitee; provided, however, that the Indemnitee may refuse to agree to any such settlement, compromise or discharge if the Indemnitee agrees that the Indemnifying Party's indemnification obligation with respect to such Third Party Claim shall not exceed the amount that would be required to be paid by or on behalf of the Indemnifying Party in connection with such settlement, compromise or discharge. If an Indemnifying Party elects not to assume the defense of a Third Party Claim, or fails to notify an Indemnitee of its election to do so as provided herein, such Indemnitee may compromise, settle or defend such Third Party Claim.

                  Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to assume the defense of any Third Party Claim (and shall be liable for the fees and expenses of counsel incurred by the Indemnitee in defending such Third Party Claim) if the Third Party Claim seeks an order, injunction or other equitable relief or relief for other than money damages against the Indemnitee which the Indemnitee reasonably determines, after conferring with its counsel, cannot be separated from any related claim for money damages. If such equitable relief or other relief portion of the Third Party Claim can be so separated from that for money damages, the Indemnifying Party shall be entitled to assume the defense of the portion relating to money damages.

                  (b) In the event of payment by an Indemnifying Party to any Indemnitee in connection with any Third-Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee as to any events or circumstances in respect of which such Indemnitee may have any right or claim relating to such Third-Party Claim against any claimant or plaintiff asserting such Third-Party Claim. Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right or claim.

                  (c) The remedies provided in this Article III shall be cumulative and shall not preclude assertion by any Indemnitee of any other rights or the seeking of any and all other remedies against any Indemnifying Party.

                  SECTION 3.4. Indemnification Payments. Indemnification required by this Article III shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or loss, liability, claim, damage or expense is incurred.


ARTICLE IV. ACCESS TO INFORMATION

                  SECTION 4.1. Provision of Corporate Records.

                  (a) Other than in circumstances in which indemnification is sought pursuant to Article III (in which event the provisions of such Article will govern), after the Distribution Date, upon the prior written request by New D&B for specific and identified agreements, documents, books, records or files (collectively, "Records") which relate to (x) New D&B or the conduct of the New D&B Business up to the Effective Time, or (y) any Ancillary Agreement to which the Corporation and New D&B are parties, as applicable, the Corporation shall arrange, as soon as reasonably practicable following the receipt of such request, for the provision of appropriate copies of such Records (or the originals thereof if New D&B has a reasonable need for such originals) in the possession or control of the Corporation or any of its Subsidiaries, but only to the extent such items are not already in the possession or control of New D&B.

                  (b) Other than in circumstances in which indemnification is sought pursuant to Article III (in which event the provisions of such Article will govern), after the Distribution Date, upon the prior written request by the Corporation for specific and identified Records which relate to (x) the Corporation, Moody's or the conduct of the Moody's Business up to the Effective Time, or (y) any Ancillary Agreement to which New D&B and the Corporation are parties, as applicable, New D&B shall arrange, as soon as reasonably practicable following the receipt of such request, for the provision of appropriate copies of such Records (or the originals thereof if the Corporation has a reasonable need for such originals) in the possession or control of New D&B or any of its Subsidiaries, but only to the extent such items are not already in the possession or control of the Corporation.

                  SECTION 4.2. Access to Information. Other than in circumstances in which indemnification is sought pursuant to Article III (in which event the provisions of such Article will govern), from and after the Distribution Date, each of the Corporation and New D&B shall afford to the other and its authorized accountants, counsel and other designated representatives reasonable access during normal business hours, subject to appropriate restrictions for classified, privileged or confidential information, to the personnel, properties, books and records of such party and its Subsidiaries insofar as such access is reasonably required by the other party and relates to
(x) such other party or the conduct of its business prior to the Effective Time or (y) any Ancillary Agreement to which each of the party requesting such access and the party requested to grant such access are parties.

                  SECTION 4.3. Reimbursement; Other Matters. Except to the extent otherwise contemplated by any Ancillary Agreement, a party providing Records or access to information to the other party under this Article IV shall be entitled to receive from the recipient, upon the presentation of invoices therefor, payments for such amounts, relating to supplies, disbursements and other out-of-pocket expenses, as may be reasonably incurred in providing such Records or access to information, as well as reimbursements on a per diem basis for the reasonable costs of any personnel reasonably utilized by the party providing Records or access to information under this Article IV to respond to the relevant request.

                  SECTION 4.4. Confidentiality. Each of (i) the Corporation and its Subsidiaries and (ii) New D&B and its Subsidiaries shall not use or permit the use of (without the prior written consent of the other) and shall keep, and shall cause its consultants and advisors to keep, confidential all information concerning the other parties in its possession, its custody or under its control (except to the extent that (A) such information has been in the public domain through no fault of such party or (B) such information has been lawfully acquired from other sources or independently developed by such party or (C) this Agreement or any other Ancillary Agreement or any other agreement entered into pursuant hereto permits the use or disclosure of such information) to the extent such information (w) relates to or was acquired during the period up to the Effective Time, (x) relates to any Ancillary Agreement, (y) is obtained in the course of performing services for the other party pursuant to any Ancillary Agreement, or (z) is based upon or is derived from information described in the preceding clauses (w), (x) or (y), and each party shall not (without the prior written consent of the other) otherwise release or disclose such information to any other person, except such party's auditors and attorneys, unless compelled to disclose such information by law, judicial or administrative process and such party has used commercially reasonable efforts to consult with the other affected party or parties prior to such disclosure and cooperates with the other affected party, upon its request and at its expense, to obtain a protective order or other similar remedy.

                  SECTION 4.5. Privileged Matters. The parties hereto recognize that legal and other professional services that have been and will be provided on or prior to the Distribution Date have been and will be rendered for the benefit of each of the Corporation, the members of the Moody's Group and the members of the New D&B Group, and that each of the Corporation, the members of the Moody's Group and the members of the New D&B Group should be deemed to be the client for the purposes of asserting all privileges which may be asserted under applicable law. To allocate the interests of each party in the information as to which any party is entitled to assert a privilege, the parties agree as follows:

                  (a) The Corporation shall be entitled, in perpetuity, to control the assertion or waiver of all privileges in connection with privileged information which relates solely to the Moody's Business, whether or not the privileged information is in the possession of or under the control of the Corporation or New D&B. The Corporation shall also be entitled, in perpetuity, to control the assertion or waiver of all privileges in connection with privileged information that relates solely to the subject matter of any claims constituting Moody's Liabilities, now pending or which may be asserted in the future, in any lawsuits or other proceedings initiated against or by the Corporation, whether or not the privileged information is in the possession of or under the control of the Corporation or New D&B.

                  (b) New D&B shall be entitled, in perpetuity, to control the assertion or waiver of all privileges in connection with privileged information which relates solely to the New D&B Business, whether or not the privileged information is in the possession of or under the control of the Corporation or New D&B. New D&B shall also be entitled, in perpetuity, to control the assertion or waiver of all privileges in connection with privileged information which relates solely to the subject matter of any claims constituting New D&B Liabilities, now pending or which may be asserted in the future, in any lawsuits or other proceedings initiated against or by New D&B whether or not the privileged information is in the possession of or under the control of the Corporation or New D&B.

                  (c) The parties hereto agree that they shall have a shared privilege, with equal right to assert or waive, subject to the restrictions in this Section 4.5, with respect to all privileges not allocated pursuant to the terms of Sections 4.5(a) and (b). All privileges relating to any claims, proceedings, litigation, disputes, or other matters which involve both the Corporation and

New D&B in respect of which both parties retain any responsibility or liability under this Agreement shall be subject to a shared privilege among them.

                  (d) No party hereto may waive any privilege which could be asserted under any applicable law, and in which the other party hereto has a shared privilege, without the consent of the other party, except to the extent reasonably required in connection with any litigation with third-parties or as provided in subsection (e) below. Consent shall be in writing, or shall be deemed to be granted unless written objection is made within twenty (20) days after notice upon the other party requesting such consent.

                  (e) In the event of any litigation or dispute between or among any of the parties hereto, any party and a Subsidiary of another party hereto, or a Subsidiary of one party hereto and a Subsidiary of another party hereto, either such party may waive a privilege in which the other party has a shared privilege, without obtaining the consent of the other party, provided that such waiver of a shared privilege shall be effective only as to the use of information with respect to the litigation or dispute between the parties and/or their Subsidiaries, and shall not operate as a waiver of the shared privilege with respect to third parties.

                  (f) If a dispute arises between or among the parties hereto or their respective Subsidiaries regarding whether a privilege should be waived to protect or advance the interest of any party, each party agrees that it shall negotiate in good faith, shall endeavor to minimize any prejudice to the rights of the other parties, and shall not unreasonably withhold consent to any request for waiver by another party. Each party hereto specifically agrees that it will not withhold consent to waiver for any purpose except to protect its own legitimate interests.

                  (g) Upon receipt by any party hereto or by any Subsidiary thereof of any subpoena, discovery or other request which arguably calls for the production or disclosure of information subject to a shared privilege or as to which another party has the sole right hereunder to assert a privilege, or if any party obtains knowledge that any of its or any of its Subsidiaries' current or former directors, officers, agents or employees have received any subpoena, discovery or other requests which arguably calls for the production or disclosure of such privileged information, such party shall promptly notify the other party or parties of the existence of the request and shall provide the other party or parties a reasonable opportunity to review the information and to assert any rights it or they may have under this Section 4.5 or otherwise to prevent the production or disclosure of such privileged information.

                  (h) The transfer of all Records and other information pursuant to this Agreement is made in reliance on the agreement of the Corporation and New D&B, as set forth in Sections 4.4 and 4.5, to maintain the confidentiality of privileged information and to assert and maintain all applicable privileges. The access to information being granted pursuant to Sections 4.1 and 4.2 hereof, the agreement to provide witnesses and individuals pursuant to Sections 2.9 and
3.3 hereof, the furnishing of notices and documents and other cooperative efforts contemplated by Section 3.3 hereof, and the transfer of privileged information between and among the parties and their respective Subsidiaries pursuant to this Agreement shall not be deemed a waiver of any privilege that has been or may be asserted under this Agreement or otherwise.

                  SECTION 4.6. Ownership of Information. Any non-public information owned by one party or any of its Subsidiaries that is provided to a requesting party pursuant to Article III or this Article IV shall be deemed to remain the property and Intellectual Property of the providing party. Unless specifically set forth herein, nothing contained in this Agreement shall be construed as granting or conferring rights of license or otherwise in any such information.

                  SECTION 4.7. Limitation of Liability. (a) No party shall have any liability to any other party in the event that any information exchanged or provided pursuant to this Agreement which is an estimate or forecast, or which is based on an estimate or forecast, is found to be inaccurate.

                  (b) No party or any Subsidiary thereof shall have any liability or claim against any other party or any Subsidiary of any other party based upon, arising out of or resulting from any agreement, arrangement, course of dealing or understanding existing on or prior to the Distribution Date (other than this Agreement or any Ancillary Agreement or any agreement entered into in connection herewith or in order to consummate the transactions contemplated hereby or thereby), unless such agreement, arrangement, course of dealing or understanding is listed on Schedule 4.7(b) hereto, and any such liability or claim, whether or not in writing, which is not reflected on such Schedule, is hereby irrevocably canceled, released and waived.

                  SECTION 4.8. Other Agreements Providing for Exchange of Information. The rights and obligations granted under this Article IV are subject to any specific limitations, qualifications or additional provisions on the sharing, exchange or confidential treatment of information set forth in any Ancillary Agreement.


ARTICLE V. ADMINISTRATIVE SERVICES

                  SECTION 5.1. Performance of Services. Beginning on the Distribution Date, each party will provide, or cause one or more of its Subsidiaries to provide, to the other party and its Subsidiaries such services on such terms as may be set forth in the Insurance and Risk Management Services Agreement, the Data Services Agreement and the Transition Services Agreement. Except as otherwise set forth in the Insurance and Risk Management Services Agreement, the Data Services Agreement or the Transition Services Agreement or any Schedule thereto, the party that is to provide the services (the "Provider") will use (and will cause its Subsidiaries to use) commercially reasonable efforts to provide such services to the other party (the "Recipient") and its Subsidiaries in a satisfactory and timely manner and as further specified in the applicable Agreement.

                  SECTION 5.2. Independence. Unless otherwise agreed in writing, all employees and representatives of the Provider providing the scheduled services to the Recipient will be deemed for purposes of all compensation and employee benefits matters to be employees or representatives of the Provider and not employees or representatives of the Recipient. In performing such services, such employees and representatives will be under the direction, control and supervision of the Provider (and not the Recipient) and the Provider will have the sole right to exercise all authority with respect to the employment (including, without limitation, termination of employment), assignment and compensation of such employees and representatives.

                  SECTION 5.3. Non-exclusivity. Nothing in this Agreement precludes any party from obtaining, in whole or in part, services of any nature that may be obtainable from the other party from its own employees or from providers other than the other party.


ARTICLE  VI. DISPUTE RESOLUTION

                  SECTION 6.1. Negotiation. In the event of a controversy, dispute or claim arising out of, in connection with, or in relation to the existence, interpretation, performance, nonperformance, validity or breach of this Agreement or otherwise arising out of, or in any way related to this Agreement or the transactions contemplated hereby, including, without limitation, any claim based on contract, tort, statute or constitution (but excluding any controversy, dispute or claim arising out of any agreement relating to the use or lease of real property if any third party is a party to such controversy, dispute or claim) (collectively, "Agreement Disputes"), the general counsels of the parties shall negotiate in good faith for a reasonable period of time to settle such Agreement Dispute, provided such reasonable period shall not, unless otherwise agreed by the parties in writing, exceed 30 days from the date one of the parties first provides written notice to the other that an Agreement Dispute exists and requests negotiation pursuant to this Section 6.1; provided further that in the event of any arbitration in accordance with
Section 6.2 hereof, the parties shall not assert the defenses of statute of limitations and laches arising for the period beginning after the date the parties began negotiations hereunder, and any contractual time period or deadline under this Agreement or any Ancillary Agreement to which such Agreement Dispute relates shall not be deemed to have passed until such Agreement Dispute has been resolved.

                  SECTION 6.2. Arbitration. If after such reasonable period such general counsels are unable to settle such Agreement Dispute (and in any event, unless otherwise agreed in writing by the parties, after 60 days have elapsed from the date one of the parties served notice of an Agreement Dispute requesting negotiation pursuant to Section 6.1 above), such Agreement Dispute shall be determined, at the request of any party, by arbitration conducted in New York City, before and in accordance with the then-existing International Arbitration Rules of the American Arbitration Association (the "Rules"). In any dispute between the parties hereto, the number of arbitrators shall be three. Any judgment or award rendered by the arbitrators shall be final and binding. If the parties are unable to agree on the arbitrators within 45 days of the commencement of the arbitration, the arbitrators shall be selected in accordance with the Rules; provided that each arbitrator shall be a U.S. national. Any controversy concerning whether an Agreement Dispute is an arbitrable Agreement Dispute, whether arbitration has been waived, whether an assignee of this Agreement is bound to arbitrate, or as to the interpretation or enforceability of this Article VI shall be determined by the arbitrators. In resolving any dispute, the parties intend that the arbitrators apply the substantive laws of the State of New York, without regard to conflicts of laws principles. The parties intend that the provisions to arbitrate set forth herein be valid, enforceable and irrevocable. The parties agree to comply with any award made in any such arbitration proceeding that has become final in accordance with the Rules and agree to enforcement of or entry of judgment upon such award, by any court of competent jurisdiction, including (a) the Supreme Court of the State of New York, New York County, or (b) the United States District Court for the Southern District of New York, in accordance with Section 8.17 hereof. The arbitrators shall be entitled, if appropriate, to award any remedy in such proceedings, including, without limitation, monetary damages, specific performance and all other forms of legal and equitable relief; provided, however, the parties expressly waive and forego any right to punitive, exemplary or similar damages unless a statute requires that compensatory damages be increased in a specified manner. The preceding proviso shall not apply to any award of arbitration costs to a party to compensate for dilatory or bad faith conduct in the arbitration. Without limiting the provisions of the Rules, unless otherwise agreed in writing by or among the parties or permitted by this Agreement, the parties shall keep confidential all matters relating to the arbitration or the award, provided such matters may be disclosed (i) to the extent reasonably necessary in any proceeding brought to enforce the award or for entry of a judgment upon the award and (ii) to the extent otherwise required by law. Notwithstanding Article 31 of the Rules, the party other than the prevailing party in the arbitration shall be responsible for all of the costs of the arbitration, including legal fees and other costs specified by such Article 31. Nothing contained herein is intended to or shall be construed to prevent any party, in accordance with
Article 21(3) of the Rules or otherwise, from applying to any court of competent jurisdiction for interim measures or other provisional relief in connection with the subject matter of any Agreement Disputes.

                  SECTION 6.3. Continuity of Service and Performance. Unless otherwise agreed in writing, the parties will continue to provide service and honor all other commitments under this Agreement and each Ancillary Agreement during the course of dispute resolution pursuant to the provisions of this
Article VI with respect to all matters not subject to such dispute, controversy or claim.


ARTICLE VII. INSURANCE

                  SECTION 7.1. Policies and Rights Included Within Assets; Assignment of Policies. (a) Policy Rights. The New D&B Assets shall include any and all rights of an insured party under each of the Shared Policies, subject to the terms of such Shared Policies and any limitations or obligations of New D&B contemplated by this Article VII, specifically including rights of indemnity and the right to be defended by or at the expense of the insurer, with respect to all claims, suits, actions, proceedings, injuries, losses, liabilities, damages and expenses incurred or claimed to have been incurred on or prior to the Distribution Date by any party in or in connection with the conduct of the New D&B Business or, to the extent any claim is made against New D&B or any of its Subsidiaries, the conduct of the Moody's Business, and which claims, suits, actions, proceedings, injuries, losses, liabilities, damages and expenses may arise out of an insured or insurable occurrence under one or more of such Shared Policies.

                  (b) Assignment of Shared Policies. Subject to the terms and conditions hereof, the Corporation hereby assigns, transfers and conveys to New D&B all of the Corporation's right, title and interest in and to any and all of the Shared Policies, including, without limitation, the right of indemnity, the right to be defended by or at the expense of the insurer and the right to any applicable Insurance Proceeds thereunder; and the Corporation and New D&B shall use their commercially reasonable efforts to obtain any required consents of insurers to the assignment contemplated by this paragraph.

                  SECTION 7.2. Post-Distribution Date Claims. If, subsequent to the Distribution Date, any person shall assert a claim against New D&B or any of its Subsidiaries (including, without limitation, where New D&B or its Subsidiaries are joint defendants with other persons) with respect to any claim, suit, action, proceeding, injury, loss, liability, damage or expense incurred or claimed to have been incurred on or prior to the Distribution Date in or in connection with the conduct of the New D&B Business or, to the extent any claim is made against New D&B or any of its Subsidiaries (including, without limitation, where New D&B or its Subsidiaries are joint defendants with other persons), in connection with the conduct of the Moody's Business, and which claim, suit, action, proceeding, injury, loss, liability, damage or expense may arise out of an insured or insurable occurrence under one or more of the Shared Policies, the Corporation shall, at the time such claim is asserted, to the extent any such Policy may require that Insurance Proceeds thereunder be collected directly by the named insured or anyone other than the party against whom the Insured Claim is asserted, be deemed to designate, without need of further documentation, New D&B as the agent and attorney-in-fact to assert and to collect any related Insurance Proceeds under such Shared Policy.

                  SECTION 7.3. Administration; Other Matters. (a) Administration. After the Distribution Date, New D&B shall be responsible for
(i) Insurance Administration of the Shared Policies and (ii) Claims Administration under such Shared Policies with respect to Moody's Liabilities and New D&B Liabilities; provided that the assumption of such responsibilities by New D&B is in no way intended to limit, inhibit or preclude any right to insurance coverage for any Insured Claim of a named insured under such Policies as contemplated by the terms of this Agreement; provided further that New D&B's assumption of the administrative responsibilities for the Shared Policies shall not relieve the party submitting any Insured Claim of the primary responsibility for reporting such Insured Claim accurately, completely and in a timely manner or of such party's authority to settle any such Insured Claim within any period permitted or required by the relevant Policy; and provided further that all direct or indirect communications with insurers relating to the Shared Policies shall be conducted by New D&B. New D&B may discharge its administrative responsibilities under this Section 7.3 by contracting for the provision of services by independent parties. Each of the parties hereto shall administer and pay any costs relating to defending its respective Insured Claims under Shared Policies to the extent such defense costs are not covered under such Policies and shall be responsible for obtaining or reviewing the appropriateness of releases upon settlement of its respective Insured Claims under Shared Policies. The disbursements, out-of-pocket expenses and direct and indirect costs of employees or agents of New D&B relating to Claims Administration and Insurance Administration contemplated by this Section 7.3(a) shall be treated in accordance with the terms of the Insurance and Risk Management Services Agreement or, if the Insurance and Risk

Management Services Agreement shall no longer be in effect, then each of the Corporation and New D&B shall be responsible for its own Claims Administration and Insurance Administration.

                  (b) Exceeding Policy Limits. The Corporation and New D&B shall not be liable to one another for claims not reimbursed by insurers for any reason not within the control of the Corporation or New D&B, as the case may be, including, without limitation, coinsurance provisions, deductibles, quota share deductibles, self-insured retentions, bankruptcy or insolvency of an insurance carrier, Shared Policy limitations or restrictions, any coverage disputes, any failure to timely claim by the Corporation or New D&B or any defect in such claim or its processing.

                  (c) Allocation of Insurance Proceeds. Insurance Proceeds received with respect to claims, costs and expenses under the Shared Policies shall be paid to New D&B, which shall thereafter administer the Shared Policies by paying the Insurance Proceeds, as appropriate, to the Corporation with respect to Moody's Liabilities and to New D&B with respect to New D&B Liabilities. Payment of the allocable portions of Insurance Proceeds resulting from such Policies will be made by New D&B to the appropriate party upon receipt from the insurance carrier. In the event that the aggregate limits on any Shared Policies are exceeded by the aggregate of Insured Claims by both of the parties hereto, the parties agree to allocate the Insurance Proceeds received thereunder in the same proportion which each party's aggregate Insured Claims bears to the aggregate of Insured Claims of both of the parties hereto (their "allocable portion of Insurance Proceeds"), and any party who has received Insurance Proceeds in excess of such party's allocable portion of Insurance Proceeds shall pay to the other party the appropriate amount so that each party will have received its allocable portion of Insurance Proceeds pursuant hereto. Each of the parties agrees to use commercially reasonable efforts to maximize available coverage under those Shared Policies applicable to it, and to take all commercially reasonable steps to recover from all other responsible parties in respect of an Insured Claim to the extent coverage limits under a Shared Policy have been exceeded or would be exceeded as a result of such Insured Claim.

                  (d) Allocation of Deductibles. In the event that both parties have bona fide Insured Claims under any Shared Policy for which an aggregate deductible is reached, the parties agree that the aggregate amount of the deductible paid shall be borne by the parties in the same proportion which the Insurance Proceeds received by each such party bears to the total Insurance Proceeds received under the applicable Shared Policy (their "allocable share of the deductible"), and any party who has paid more than such share of the deductible shall be entitled to receive from the other party an appropriate amount so that each party has borne its allocable share of the deductible pursuant hereto.

                  (e) After the Distribution Date, each of New D&B and the Corporation shall be responsible for its applicable deductible for workers' compensation, general liability and automobile liability claims.

                  SECTION 7.4. Agreement for Waiver of Conflict and Shared Defense. In the event that Insured Claims of both of the parties hereto exist relating to the same occurrence, the parties shall jointly defend and waive any conflict of interest necessary to the conduct of the joint defense. Nothing in this Article VII shall be construed to limit or otherwise alter in any way the obligations of the parties to this Agreement, including those created by this Agreement, by operation of law or otherwise.

                  SECTION 7.5. Cooperation. The parties agree to use their commercially reasonable efforts to cooperate with respect to the various insurance matters contemplated by this Agreement.


ARTICLE VIII. MISCELLANEOUS

                  SECTION 8.1. Complete Agreement; Construction. This Agreement, including the Schedules and Exhibits, and the Ancillary Agreements shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter. In the event of any inconsistency between this Agreement and any Schedule hereto, the Schedule shall prevail. Other than Section 2.1(j), Section 2.7, Section 2.10(e), Section 4.5 and Article VI, which shall prevail over any inconsistent or conflicting provisions in any Ancillary Agreement, notwithstanding any other provisions in this Agreement to the contrary, in the event and to the extent that there shall be a conflict between the provisions of this Agreement and the provisions of any Ancillary Agreement, such Ancillary Agreement shall control.

                  SECTION 8.2. Ancillary Agreements. Subject to the last sentence of Section 8.1, this Agreement is not intended to address, and should not be interpreted to address, the matters specifically and expressly covered by the Ancillary Agreements.

                  SECTION 8.3. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other parties.

                  SECTION 8.4. Survival of Agreements. Except as otherwise contemplated by this Agreement, all covenants and agreements of the parties contained in this Agreement shall survive the Distribution Date.

                  SECTION 8.5. Expenses. Each of the Corporation and New D&B agrees to assume and be responsible for 50% of all Liabilities in connection with the preparation, execution, delivery and required implementation of this Agreement and any Ancillary Agreement, the Information Statement (including any registration statement on Form 10 (or any amendment thereto) of which such Information Statement may be a part) and the Distribution and the consummation of the transactions contemplated thereby, to the extent not paid prior to the Effective Time. Except as otherwise set forth in this Agreement or any Ancillary Agreement, each party shall bear its own costs and expenses incurred after the Effective Time. Any amount or expense to be paid or reimbursed by any party hereto to any other party hereto shall be so paid or reimbursed promptly after the existence and amount of such obligation is determined and demand therefor is made.

                  SECTION 8.6. Notices. All notices and other communications hereunder shall be in writing and hand delivered or mailed by registered or certified mail (return receipt requested) or sent by any means of electronic message transmission with delivery confirmed (by voice or otherwise) to the parties at the following addresses (or at such other addresses for a party as shall be specified by like notice) and will be deemed given on the date on which such notice is received:

                  To the Corporation:

                  Moody's Corporation
                  99 Church Street
                  New York, NY 10007
                  Telecopy: (212) 553-0300
                  Attn: Chief Legal Counsel

                  To New D&B:

                  The Dun & Bradstreet Corporation
                  One Diamond Hill Road
                  Murray Hill, NJ 07974
                  Telecopy: (908) 665-5803
                  Attn: Chief Legal Counsel

                  SECTION 8.7. Waivers. The failure of any party to require strict performance by any other party of any provision in this Agreement will not waive or diminish that party's right to demand strict performance thereafter of that or any other provision hereof.

                  SECTION 8.8. Amendments. Subject to the terms of Section 8.11 hereof, this Agreement may not be modified or amended except by an agreement in writing signed by each of the parties hereto.

                  SECTION 8.9. Assignment. (a) This Agreement shall not be assignable, in whole or in part, directly or indirectly, by any party hereto without the prior written consent of the other parties hereto, and any attempt to assign any rights or obligations arising under this Agreement without such consent shall be void.

                  (b) The Corporation will not distribute to its stockholders any interest in any Moody's Business Entity, by way of a spin-off distribution, split-off or other exchange of interests in a Moody's Business Entity for any interest in the Corporation held by Moody's stockholders, or any similar transaction or transactions, unless the distributed Moody's Business Entity undertakes to New D&B to be jointly and severally liable for all Moody's Liabilities hereunder.

                  (c) New D&B will not distribute to its stockholders any interest in any New D&B Business Entity, by way of a spin-off distribution, split-off or other exchange of interests in a New D&B Business Entity for any interest in New D&B held by New D&B stockholders, or any similar transaction or transactions, unless the distributed New D&B Business Entity undertakes to the Corporation to be jointly and severally liable for all New D&B Liabilities hereunder.

                  SECTION 8.10. Successors and Assigns. The provisions to this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

                  SECTION 8.11. Termination. This Agreement (including, without limitation, Article III hereof) may be terminated and the Distribution may be amended, modified or abandoned at any time prior to the Distribution by and in the sole discretion of the Corporation without the approval of New D&B or the stockholders of the Corporation. In the event of such termination, no party shall have any liability of any kind to any other party or any other person. After the Distribution, this Agreement may not be terminated except by an agreement in writing signed by the parties; provided, however, that Article III shall not be terminated or amended after the Distribution in respect of the third party beneficiaries thereto without the consent of such persons.

                  SECTION 8.12. Subsidiaries. Each of the parties hereto shall cause to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary of such party or by any entity that is contemplated to be a Subsidiary of such party on and after the Distribution Date.

                  SECTION 8.13. Third Party Beneficiaries. Except as provided in
Article III relating to Indemnitees, this Agreement is solely for the benefit of the parties hereto and their respective Subsidiaries and Affiliates and should not be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

                  SECTION 8.14. Title and Headings. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

                  SECTION 8.15. Schedules and Exhibits. The Schedules and Exhibits shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

                  SECTION 8.16. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

                  SECTION 8.17. Consent to Jurisdiction. Without limiting the provisions of Article VI hereof, each of the parties irrevocably submits to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County, and (b) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Subject to Article VI hereof, each of the parties agrees to commence any action, suit or proceeding relating hereto either in the United States District Court for the Southern District of New York or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. Each of the parties further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which it has submitted to jurisdiction in this Section 8.17. Each of the parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the Supreme Court of the State of New York, New York County, or (ii) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

                  SECTION 8.18. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the day and year first above written.


                              THE DUN & BRADSTREET CORPORATION


                              By:  /s/ David J. Lewinter
                                   Name: David J. Lewinter
                                   Title: Vice President and Corporate Secretary



                              THE NEW D&B CORPORATION


                              By:  /s/ David J. Lewinter
                                   Name: David J. Lewinter
                                   Title: President and Secretary